                                                                    EXHIBIT 99.2

                                  $220,000,000



                                CREDIT AGREEMENT

                            DATED AS OF JUNE 25, 2002

                                      AMONG

                           TECHNICAL OLYMPIC USA, INC.

                                   AS BORROWER

                                       AND

                      THE LENDERS AND ISSUERS PARTY HERETO

                                       AND

                          CITICORP NORTH AMERICA, INC.

                             AS ADMINISTRATIVE AGENT



                              FLEET NATIONAL BANK,

                             AS DOCUMENTATION AGENT



                            SALOMON SMITH BARNEY INC.

                     AS SOLE ARRANGER AND SOLE BOOK MANAGER



                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                          NEW YORK, NEW YORK 10153-0119

                                TABLE OF CONTENTS

                                                                                                     PAGE

Article I             Definitions, Interpretation And Accounting Terms..................................1

         Section 1.1           Defined Terms............................................................1

         Section 1.2           Computation of Time Periods.............................................29

         Section 1.3           Accounting Terms and Principles.........................................29

         Section 1.4           Certain Terms...........................................................30

Article II            The Facility.....................................................................30

         Section 2.1           The Revolving Credit Commitments........................................30

         Section 2.2           Borrowing Procedures....................................................31

         Section 2.3           Swing Loans.............................................................32

         Section 2.4           Letters of Credit.......................................................34

         Section 2.5           Reduction and Termination of the

                               Revolving Credit Commitments............................................38

         Section 2.6           Repayment of Loans......................................................38

         Section 2.7           Evidence of Debt........................................................39

         Section 2.8           Optional Prepayments....................................................39

         Section 2.9           Mandatory Prepayments...................................................40

         Section 2.10          Interest................................................................40

         Section 2.11          Conversion/Continuation Option..........................................41

         Section 2.12          Fees....................................................................42

         Section 2.13          Payments and Computations...............................................43

         Section 2.14          Special Provisions Governing Eurodollar Rate Loans......................46

         Section 2.15          Capital Adequacy........................................................47

         Section 2.16          Taxes...................................................................48

         Section 2.17          Substitution of Lenders.................................................50

         Section 2.18          Facility Extension......................................................50

         Section 2.19          Facility Increase.......................................................53

Article III           Conditions To Loans And Letters Of Credit........................................53

         Section 3.1           Conditions Precedent to Initial Loans and Letters of Credit.............53

         Section 3.2           Conditions Precedent to Each Loan and Letter of Credit..................57

         Section 3.3           Determinations of Initial Borrowing Conditions..........................58

Article IV            Representations and Warranties...................................................58

         Section 4.1           Corporate Existence; Compliance with Law................................58

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                     PAGE

         Section 4.2           Corporate Power; Authorization; Enforceable Obligations.................59

         Section 4.3           Ownership of Borrower; Subsidiaries.....................................60

         Section 4.4           Financial Statements....................................................60

         Section 4.5           Material Adverse Change.................................................61

         Section 4.6           Solvency................................................................61

         Section 4.7           Litigation..............................................................61

         Section 4.8           Taxes...................................................................62

         Section 4.9           Full Disclosure.........................................................62

         Section 4.10          Margin Regulations......................................................62

         Section 4.11          No Burdensome Restrictions; No Defaults.................................63

         Section 4.12          Investment Company Act;
                               Public Utility Holding Company Act......................................63

         Section 4.13          Use of Proceeds.........................................................63

         Section 4.14          Insurance...............................................................63

         Section 4.15          Labor Matters...........................................................64

         Section 4.16          ERISA...................................................................64

         Section 4.17          Environmental Matters...................................................64

         Section 4.18          Intellectual Property...................................................65

         Section 4.19          Title; Real Property....................................................66

         Section 4.20          Related Documents.......................................................66

         Section 4.21          Non-Guarantor Subsidiaries..............................................67

Article V             Financial Covenants..............................................................67

         Section 5.1           Consolidated Tangible Net Worth.........................................67

         Section 5.2           Maximum Total Liabilities to
                               Consolidated Tangible Net Worth Ratio...................................68

         Section 5.3           Minimum Fixed Charge Coverage Ratio.....................................68

         Section 5.4           Unsold Land to Consolidated Tangible Net Worth..........................68

         Section 5.5           Unsold Units to Units Closed............................................68

         Section 5.6           Unimproved Land to Consolidated Tangible Net Worth......................68

         Section 5.7           Model Homes to Units Sold...............................................68

Article VI            Reporting Covenants..............................................................68

         Section 6.1           Financial Statements....................................................69

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                     PAGE

         Section 6.2           Default Notices.........................................................70

         Section 6.3           Litigation..............................................................70

         Section 6.4           Notices under Related Documents.........................................70

         Section 6.5           SEC Filings; Press Releases.............................................70

         Section 6.6           Labor Relations.........................................................71

         Section 6.7           Tax Returns.............................................................71

         Section 6.8           Insurance...............................................................71

         Section 6.9           ERISA Matters...........................................................71

         Section 6.10          Environmental Matters...................................................72

         Section 6.11          Borrowing Base Determination............................................72

         Section 6.12          Customer Contracts......................................................73

         Section 6.13          Other Information.......................................................73

Article VII           Affirmative Covenants............................................................73

         Section 7.1           Preservation of Corporate Existence, Etc................................73

         Section 7.2           Compliance with Laws, Etc...............................................73

         Section 7.3           Conduct of Business.....................................................74

         Section 7.4           Payment of Taxes, Etc...................................................74

         Section 7.5           Maintenance of Insurance................................................74

         Section 7.6           Maintenance of Contractual Obligations..................................74

         Section 7.7           Transactions with Affiliates............................................74

         Section 7.8           Access..................................................................75

         Section 7.9           Keeping of Books........................................................75

         Section 7.10          Maintenance of Properties, Etc..........................................75

         Section 7.11          Application of Proceeds.................................................75

         Section 7.12          Environmental...........................................................75

         Section 7.13          Additional Collateral and Guaranties....................................76

         Section 7.14          Interest Rate Contracts.................................................77

         Section 7.15          Real Property...........................................................77

Article VIII          Negative Covenants...............................................................77

         Section 8.1           Indebtedness............................................................77

         Section 8.2           Liens, Etc..............................................................79

         Section 8.3           Investments.............................................................79

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                     PAGE

         Section 8.4           Sale of Assets..........................................................80

         Section 8.5           Restricted Payments.....................................................81

         Section 8.6           Restriction on Fundamental Changes......................................81

         Section 8.7           Change in Nature of Business............................................82

         Section 8.8           Transactions with Affiliates............................................82

         Section 8.9           Restrictions on Subsidiary Distributions;
                               No New Negative Pledge..................................................82

         Section 8.10          Modification of Constituent Documents...................................83

         Section 8.11          Modification of Related Documents.......................................83

         Section 8.12          Modification of Other Indebtedness Agreements...........................83

         Section 8.13          Accounting Changes; Fiscal Year.........................................84

         Section 8.14          Margin Regulations......................................................84

         Section 8.15          Operating Leases; Sale/Leasebacks.......................................84

         Section 8.16          Cancellation, Prepayment of Indebtedness................................84

         Section 8.17          No Speculative Transactions.............................................84

         Section 8.18          Compliance with ERISA...................................................85

         Section 8.19          Environmental...........................................................85

         Section 8.20          Acquisitions of Unentitled Land Prohibited..............................85

         Section 8.21          High-Rise Construction Prohibited.......................................85

Article IX            Events of Default................................................................85

         Section 9.1           Events of Default.......................................................85

         Section 9.2           Remedies................................................................87

         Section 9.3           Actions in Respect of Letters of Credit.................................88

         Section 9.4           Rescission..............................................................88

Article X             The Administrative Agent.........................................................88

         Section 10.1          Authorization and Action................................................88

         Section 10.2          Administrative Agent's Reliance, Etc....................................89

         Section 10.3          The Administrative Agent Individually...................................90

         Section 10.4          Lender Credit Decision..................................................90

         Section 10.5          Indemnification.........................................................90

         Section 10.6          Successor Administrative Agent..........................................91

         Section 10.7          Concerning the Collateral and the Collateral Documents..................91

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                     PAGE

         Section 10.8          Collateral Matters Relating to Related Obligations......................92

Article XI            Miscellaneous....................................................................93

         Section 11.1          Amendments, Waivers, Etc................................................93

         Section 11.2          Assignments and Participations..........................................95

         Section 11.3          Costs and Expenses......................................................98

         Section 11.4          Indemnities.............................................................99

         Section 11.5          Limitation of Liability................................................100

         Section 11.6          Right of Set-off.......................................................100

         Section 11.7          Sharing of Payments, Etc...............................................101

         Section 11.8          Notices, Etc...........................................................101

         Section 11.9          No Waiver; Remedies....................................................102

         Section 11.10         Binding Effect.........................................................103

         Section 11.11         Governing Law..........................................................103

         Section 11.12         Submission to Jurisdiction; Service of Process.........................103

         Section 11.13         Waiver of Jury Trial...................................................104

         Section 11.14         Marshaling; Payments Set Aside.........................................104

         Section 11.15         Section Titles.........................................................104

         Section 11.16         Execution in Counterparts..............................................104

         Section 11.17         Entire Agreement.......................................................104

         Section 11.18         Confidentiality........................................................105

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                    SCHEDULES

  Schedule I          -     Revolving Credit Commitments
  Schedule II         -     Applicable Lending Offices and Addresses for Notices
  Schedule 1.1        -     Refinanced Indebtedness
  Schedule 4.2        -     Consents
  Schedule 4.3        -     Ownership of Subsidiaries
  Schedule 4.4        -     Material Obligations
  Schedule 4.7        -     Litigation
  Schedule 4.8        -     Taxes
  Schedule 4.14       -     Insurance
  Schedule 4.15       -     Labor Matters
  Schedule 4.16       -     List of Plans
  Schedule 4.17       -     Environmental Matters
  Schedule 4.19       -     Real Property
  Schedule 8.1        -     Existing Indebtedness
  Schedule 8.2        -     Existing Liens
  Schedule 8.3        -     Existing Investments
  Schedule 8.9        -     Restrictions on Subsidiary Distributions
  Schedule 8.10       -     Dual Class Structure of Capital Stock

                                    EXHIBITS

  Exhibit A           -     Form of Assignment and Acceptance
  Exhibit B           -     Form of Assumption Agreement
  Exhibit C           -     Form of Revolving Credit Note
  Exhibit D           -     Form of Notice of Borrowing
  Exhibit E           -     Form of Letter of Credit Request
  Exhibit F           -     Form of Borrowing Base Certificate
  Exhibit G           -     Form of Notice of Conversion or Continuation
  Exhibit H           -     Form of Opinion of Counsel for the Loan Parties
  Exhibit I           -     Form of Guaranty
  Exhibit J           -     Form of Pledge Agreement

                  CREDIT AGREEMENT, dated as of June 25, 2002, among TECHNICAL OLYMPIC USA, INC., a Delaware corporation (the "Borrower"), the Lenders (as defined below), the Issuers (as defined below), CITICORP NORTH AMERICA, INC. ("CNAI"), as agent for the Lenders and the Issuers (in such capacity and as agent for the Secured Parties under the Collateral Documents the "Administrative Agent") and FLEET NATIONAL BANK, as documentation agent for the lenders.

                                   WITNESSETH:

                  WHEREAS, the Borrower has requested that the Lenders and Issuers make available for the purposes specified in this Agreement a revolving credit and letter of credit facility; and

                  WHEREAS, the Lenders and Issuers are willing to make available to the Borrower such revolving credit and letter of credit facility upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

                  SECTION 1.1 DEFINED TERMS

                  As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Account" has the meaning specified in the Pledge Agreement.

                  "Account Debtor" has the meaning specified in the Pledge Agreement.

                  "Adjusted EBITDA" means, with respect to any Person for any period, (a) Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items and (iv) depreciation, depletion and amortization of intangibles or financing or acquisition costs and (v) all other non-cash charges and non-cash losses for such period, including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) interest income, (iii) gains from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person, (v) any other non-cash gains or other items which have been added in determining Consolidated Net Income, including any reversal of a change referred to in clause (b)(v) above by reason of a decrease in the value of any Stock or Stock Equivalent, and (vi) one time charges for expenses related to the Merger.

                  "Administrative Agent" has the meaning specified in the preamble to this Agreement.

                  "Advance Rate" means (a) up to 50% in the case of Unimproved Land, (b) up to 65% in the case of Land/Lots Under Development, (c) up to 65% in the case of Finished Lots, (d) up to 80% in the case of Unsold Homes Under Construction, (e) up to 80% in the case of Completed Unsold Homes Less Than 180 Days Since Completion, (f) up to 50% in the case of Completed Unsold Homes Over 180 Days Since Completion, (h) up to 90% in the case of Sold Homes, and (h) up to 90% in the case of Escrow Proceeds Receivables.

                  "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person who is the beneficial owner of 10% or more of any class of Voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise

                  "Agreement" means this Credit Agreement.

                  "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

                  "Applicable Margin" means from and after the Closing Date, as of any date of determination, a per annum rate equal to the rate set forth below for the applicable type of Loan and the then applicable Total Liabilities to Consolidated Tangible Net Worth Ratio (determined for the twelve-month period ending on the last day of the most recent Fiscal Quarter or Fiscal Year, as applicable, for which a Compliance Certificate has been delivered pursuant to
Section 6.1 (Financial Statements)) set forth below:

                  TOTAL LIABILITIES TO CONSOLIDATED
                       TANGIBLE NET WORTH RATIO                          BASE RATE LOANS  EURODOLLAR RATE LOANS
                  ---------------------------------                      ---------------  ---------------------

Greater than or equal to 2.25 to 1                                             2.00%               3.00%

Less than 2.25 to 1 and equal to or greater than 2.00 to 1                     1.75%               2.75%

Less than 2.00 to 1 and equal to or greater than 1.75 to 1                     1.50%               2.50%

Less than 1.75 to 1 and equal to or greater than 1.50 to 1                     1.25%               2.25%

Less than 1.50 to 1                                                            1.00%               2.00%

Subsequent changes in the Applicable Margin resulting from a change in the Total Liabilities to Consolidated Tangible Net Worth Ratio shall become effective as to all Loans upon the delivery by the Borrower to the Administrative Agent of a new Compliance Certificate required to be delivered pursuant to Section 6.1(c) (Compliance Certificate) as of the last day such Compliance Certificate was required to be delivered pursuant to Section 6.1(c) (Compliance Certificate).

Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Total Liabilities to Consolidated Tangible Net Worth Ratio), if the Borrower shall fail to deliver such Compliance Certificate within any of the time periods specified in Section 6.1(c) (Compliance Certificate), the Applicable Margin from and including the 46th day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such Compliance Certificate shall equal the highest possible Applicable Margin set forth above.

                  "Applicable Unused Commitment Fee Rate" means from and after the Closing Date, a per annum rate equal to the rate set forth below opposite the then applicable Total Liabilities to Consolidated Tangible Net Worth Ratio (determined for the twelve-month period ending on the last day of the most recent Fiscal Quarter or Fiscal Year, as applicable, for which a Compliance Certificate has been delivered pursuant to Section 6.1 (Financial Statements)) set forth below:

                  TOTAL LIABILITIES TO CONSOLIDATED                             APPLICABLE UNUSED
                      TANGIBLE NET WORTH RATIO                                 COMMITMENT FEE RATE
                  ---------------------------------                            -------------------

Greater than or equal to 2.25 to 1                                                      0.50%

Less than 2.25 to 1 and greater than or equal to 2.00 to 1                              0.45%

Less than 2.00 to 1 and equal to or greater than 1.75 to 1                              0.40%

Less than 1.75 to 1 and equal to or greater than 1.50 to 1                              0.375%

Less than 1.50 to 1                                                                     0.35%

Subsequent changes in the Applicable Unused Commitment Fee Rate resulting from a change in the Total Liabilities to Consolidated Tangible Net Worth Ratio shall become effective upon the delivery by the Borrower to the Administrative Agent of a new Compliance Certificate required to be delivered pursuant to Section 6.1(c) (Compliance Certificate) as of the last day such Compliance Certificate was required to be delivered pursuant to Section 6.1(c) (Compliance Certificate). Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Total Liabilities to Consolidated Tangible Net Worth Ratio), if the Borrower shall fail to deliver such Compliance Certificate within any of the time periods specified in Section 6.1(c) (Compliance Certificate), the Applicable Unused Commitment Fee from and including the 46th day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such Compliance Certificate shall equal the highest possible Applicable Unused Commitment Fee Rate set forth above. Notwithstanding the foregoing, the Applicable Unused Commitment Fee shall be increased by 25 basis points in the event that the average daily amount by which the Revolving Credit Commitments exceed the amount of the Revolving Credit Outstandings less the amount of any outstanding Swing Loans for the immediately preceding two calendar quarters, calculated on a quarterly basis, is greater than 75% of the Revolving Credit Commitments. The Unused Commitment Fee shall continue to be equal to the sum of the Applicable Unused Commitment Fee Rate plus 25 basis points until the average daily amount by which the Revolving Credit Commitments exceed the amount of the Revolving Credit Outstandings less the amount of any outstanding Swing Loans for the immediately preceding calendar quarter is less than 75% of the Revolving Credit Commitments for the immediately preceding calendar quarter.

                  "Approved Fund" means, with respect to any Fund that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

                  "Arranger" means Salomon Smith Barney Inc., in its capacity as sole arranger and sole book manager.

                  "Asset Sale" has the meaning specified in Section 8.4 (Sale of Assets).

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A.

                  "Assumption Agreement" means an assumption agreement entered into by a Lender or an Eligible Assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit B.

                  "Available Credit" means, at any time, an amount equal to (a) the Maximum Credit, minus (b) the aggregate Revolving Credit Outstandings at such time.

                  "Bankruptcy Code" means title 11, United States Code, as amended from time to time.

                  "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following:

                           (a) the rate of interest announced publicly by
                  Citibank in New York, New York, from time to time, as Citibank's base rate;

                           (b) the sum (adjusted to the nearest 0.25% or, if
                  there is no nearest 0.25%, to the next higher 0.25%) of:

                                    (i) 0.5% per annum,

                                    (ii) the rate per annum obtained by dividing

                                            (A) the latest three-week moving
                                    average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New

                                    York certificate of deposit dealers of
                                    recognized standing selected by Citibank, by

                                            (B) a percentage equal to 100% minus
                                    the average of the daily percentages
                                    specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, and

                                    (iii) the average during such three-week
                           period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

                           (c) 0.5% per annum plus the Federal Funds Rate.

                  "Base Rate Loan" means any Loan during any period in which it bears interest based on the Base Rate.

                  "Borrowing" means a borrowing consisting of Loans made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments.

                  "Borrowing Base" means, at any time, the sum of:

                           (a) the product of the Advance Rate then in effect
                  for Unimproved Land and the GAAP Value of all Unimproved Land owned by the Borrower or any Guarantor;

                           (b) the product of the Advance Rate then in effect
                  for Land/Lots Under Development and the GAAP Value of all Land/Lots Under Development owned by the Borrower or any Guarantor;

                           (c) the product of the Advance Rate then in effect
                  for Finished Lots and the GAAP Value of all Finished Lots owned by the Borrower or any Guarantor;

                           (d) the product of the Advance Rate then in effect
                  for Unsold Homes Under Construction and the GAAP Value of all Unsold Homes Under Construction owned by the Borrower or any Guarantor;

                           (e) the product of the Advance Rate then in effect
                  for Completed Unsold Homes Less Than 180 Days Since Completion and the GAAP Value of all Completed Unsold Homes Less Than 180 Days Since Completion owned by the Borrower or any Guarantor;

                           (f) the product of the Advance Rate then in effect
                  for Completed Unsold Homes Over 180 Days Since Completion and the GAAP Value of all Completed

                  Unsold Homes Over 180 Days Since Completion owned by the Borrower or any Guarantor;

                           (g) the product at the Advance Rate then in effect
                  for Sold Homes and the GAAP Value of all Sold Homes owned by the Borrower and any Guarantor; and

                           (h) the product of the Advance Rate then in effect
                  for Escrow Proceeds Receivables and the Dollar amount of Escrow Proceeds Receivables held in escrow for the benefit of the Borrower or any Guarantor;

provided, however, that (i) at no time shall more than 10% of the Borrowing Base be comprised of Unimproved Land, (ii) at no time shall more than 5% of the Borrowing Base be comprised of Completed Unsold Homes Over 180 Days Since Completion, (iii) all assets of the Borrower and the Guarantors included in the Borrowing Base shall not be subject to any Lien (other than Customary Permitted Liens) and shall be owned 100% by the Borrower or a Guarantor, and (iv) (x) during the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, no more than 60% of the Borrowing Base shall be comprised of Land/Lots Under Development and Finished Lots, (y) during the period beginning on the day after the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date, no more than 55% of the Borrowing Base shall be comprised of Land/Lots Under Development and Finished Lots, and (z) thereafter no more than 50% of the Borrowing Base shall be comprised of Land/Lots Under Development and Finished Lots.

                  "Borrowing Base Assets" means the Unimproved Land, Land/Lots Under Development, Finished Lots, Unsold Homes Under Construction, Completed Unsold Homes Less Than 180 Days Since Completion, Completed Unsold Homes Over 180 Days Since Completion, Sold Homes and Escrow Proceeds Receivables included in the calculation of the Borrowing Base.

                  "Borrowing Base Certificate" means a certificate of the Borrower substantially in the form of Exhibit F.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

                  "Capital Expenditures" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction.

                  "Capital Lease" means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

                  "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a Consolidated basis in conformity with GAAP.

                  "Cash Collateral Account" has the meaning specified in the Pledge Agreement.

                  "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Services, Inc. ("Moody's"), (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a),
(b) and (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a), (b) and (c) above shall not exceed 180 days.

                  "Change of Control" means the occurrence of any of the following events: (a) if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the preceding), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 40% or more of the total voting power of the Voting Stock of the Borrower; (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of TOI (together with any new directors whose election or appointment by such board of directors or whose nomination for election by the shareholders of TOI was approved by a vote of not less than two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of TOI then in office; or (c) the shareholders of the Borrower shall have approved any plan of liquidation or dissolution of the Borrower; or (d) Antonio B. Mon (or a successor approved by the Requisite Lenders) shall no longer be the chief executive officer of the Borrower, and a successor chief executive officer satisfactory to the Requisite Lenders shall not have (i) been appointed to such office within 120 days of the date on which Antonio B. Mon (or his approved successor) ceased to be the chief executive officer of the Borrower and (ii) assumed such office within 180 days of such date; or (e) any "change of control" as defined in the Senior Note Indenture or Subordinated Note Indenture has occurred.

                  "Citibank" means Citibank, N.A., a national banking association.

                  "Closing Date" means the first date on which any Loan is made or any Letter of Credit is issued.

                  "CNAI" has the meaning specified in the preamble to this Agreement.

                  "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

                  "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any of the Collateral Documents.

                  "Collateral Documents" means the Pledge Agreement, and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.

                  "Completed Unsold Homes Less Than 180 Days Since Completion" means, as of any date, all Units (including all Model Homes), for which construction has been "completed" less than 180 days before such date, but for which there is in existence no written Contract for Sale. Construction will be considered "completed" when the temporary certificate of occupancy or the certificate of occupancy has been issued. Notwithstanding the foregoing, Model Homes will continue to be considered Completed Unsold Homes Less Than 180 Days Since Completion until the date which is 180 days after the last production unit in the particular real estate project (for which such Model Home is used as a model) has been closed.

                  "Completed Unsold Homes Over 180 Days Since Completion" means, as of any date, all Units (including all Model Homes), for which construction has been "completed" over 180 days before such date but less than 360 days before such date, and for which there is in existence no written Contract for Sale. Construction will be considered "completed" when the temporary certificate of occupancy or the certificate of occupancy has been issued.

                  "Compliance Certificate" has the meaning specified in Section 6.1(c) (Compliance Certificate).

                  "Consolidated" means, with respect to any Person, the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

                  "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a Consolidated basis in conformity with GAAP provided, however, that (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be Consolidated into the net income of such Person in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c) the net income (or loss) of any Person acquired in a pooling of interest transaction for any period prior to the date of such acquisition shall be excluded and (d) extraordinary gains and losses and any one-time increase or decrease to net income that is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

                  "Consolidated Tangible Net Worth" means for the Borrower, at any date, the Net Worth of the Borrower and its Subsidiaries at such date determined on a Consolidated basis in conformity with GAAP, excluding, however, from the determination of the Total Assets of such Person at such date, (a) all unamortized goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (b) Securities which are not readily marketable, (c) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of any Stock or Indebtedness, (d) any write-up in the book value of any asset resulting from a revaluation thereof, (e) any amounts that pertain to or are attributable to the Borrower's or any of its Subsidiaries' equity interest in any Subsidiary of the Borrower that is in default with respect to the payment of monetary obligations owing under any land loan, acquisition and development loan, construction loan, secured or unsecured credit facility, or any other loan or indebtedness for borrower money, net of any income tax benefits to be realized upon write-off of such amounts and (f) any items not included in clauses (a) through (e) above which are treated as intangibles in conformity with GAAP.

                  "Constituent Documents" means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws or operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person's Stock.

                  "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

                  "Contract For Sale" means a sale and purchase agreement between the Borrower or one of its Subsidiaries and an unrelated third party purchaser, who has made an earnest money deposit of not less than $250 and who has been pre-qualified by the Borrower, one of its Subsidiaries or an institutional lender; provided, however, that such agreement shall not contain any contingency clause other than a clause conditioning such purchaser's obligation upon the sale of such purchaser's property.

                  "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

                  "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

                           (a) Liens with respect to the payment of taxes,
                  assessments or governmental charges in each case that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                           (b) Liens of landlords arising by statute and liens
                  of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                           (c) deposits made in the ordinary course of business
                  in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, options, contracts (other than for the repayment of borrowed money) and surety, appeal, customs, payment or performance bonds;

                           (d) encumbrances arising by reason of zoning
                  restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property which do not materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

                           (e) encumbrances arising under leases or subleases of
                  real property which do not in the aggregate materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property; and

                           (f) financing statements with respect to a lessor's
                  rights in and to personal property leased to such Person in the ordinary course of such Person's business.

                  "Debt Issuance" means the incurrence of Indebtedness of the type specified in clause (a) or (b) of the definition of "Indebtedness" by the Borrower or any of its Subsidiaries.

                  "Default" means any event that with the passing of time or the giving of notice or both would become an Event of Default.

                  "Disclosure Documents" means, collectively, (a) the Information Statement, filed by Newmark with the Securities and Exchange Commission on April 9, 2002, as amended from time to time through June 3, 2002, and (b) the Preliminary Offering Memorandum dated June 4, 2002, as amended from time to time through the date of the issuance of the Notes.

                  "Disqualified Stock" means with respect to any Person, any Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Scheduled Termination Date.

                  "Documentary Letter of Credit" means any Letter of Credit that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower or any of its Subsidiaries in the ordinary course of its business.

                  "Dollars" and the sign "$" each mean the lawful money of the United States of America.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of any state of the United States of America or the District of Columbia.

                  "Eligible Assignee" means (a) a Lender or any Affiliate or Approved Fund of such Lender; (b) a commercial bank having total assets in excess of $5,000,000,000; (c) a finance company, insurance company, or any other financial institution or fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans, and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent and, so long as there is no Event of Default continuing, the Borrower) or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, in excess of $250,000,000.

                  "Engle" means Engle Holdings Corp., a Delaware corporation.

                  "Entitled Land" means all land, owned by the Borrower or its Subsidiaries as part of their respective real estate development business, that has all requisite residential zoning for the construction of Units.

                  "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect, as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C.
Section 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. Section 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f et seq.); and each of their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the New Jersey Industrial Site Recovery Act (N.J. Stat. Ann. Section 13:1K-6 et seq.).

                  "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, which relate to any environmental, health or safety condition or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Equity Issuance" means the issue or sale of any Stock of the Borrower or any of the Subsidiaries of the Borrower by TOI, the Borrower or any of the Subsidiaries of the Borrower to any Person other than the Borrower or any of such Subsidiaries.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414 (b), (c),
(m) or (o) of the Code.

                  "ERISA Event" means (a) a reportable event described in
Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a Title IV Plan with respect to which the notice requirement has not been waived pursuant to applicable regulations; (b) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (d) notice of reorganization or insolvency of a Multiemployer Plan; (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan by the PBGC; (g) the failure of the Borrower, any of its Subsidiaries or any ERISA Affiliate to make any required contribution to a Title IV Plan or Multiemployer Plan; (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate; or (i) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

                  "Escrow Proceeds Receivables" means, with respect to the Borrower and any of its Subsidiaries that is a Loan Party at a particular date, the aggregate amount of funds held in escrow by a title company or other acceptable escrow agent which are payable (without any requirement of the satisfaction or waiver of any further condition) to the Borrower or such Subsidiary and which constitute proceeds of sales of Units.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

                  "Eurodollar Base Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, two Business Days prior to the first day of each Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b) a percentage equal to 100% minus the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

                  "Eurodollar Rate Loan" means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

                  "Event of Default" has the meaning specified in Section 9.1 (Events of Default).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Extending Lender" has the meaning specified in Section
2.18(c).

                  "Extension Assuming Lender" has the meaning specified in
Section 2.18(c).

                  "Facility" means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.

                  "Facility Extension" has the meaning specified in Section 2.18 (Facility Extension).

                  "Facility Increase" has the meaning specified in Section 2.19 (Facility Increase).

                  "Facility Increase Effective Date" has the meaning specified in Section 2.19 (Facility Increase).

                  "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Board of Directors of the Borrower, or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal, and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the Nasdaq Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such business day by a financial institution of recognized standing which regularly deals in securities of such type selected by the Administrative Agent.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

                  "Fee Letter" shall mean the letter dated as of March 22, 2002, addressed to the Borrower from CNAI and the Arranger and accepted by the Borrower on March 22, 2002, with respect to certain fees to be paid from time to time to CNAI and the Arranger.

                  "Financial Statements" means the financial statements of the Borrower and its Subsidiaries delivered in accordance with Section 4.4 (Financial Statements) and 6.1 (Financial Statements).

                  "Finished Lots" means lots of Entitled Land as to which offsite construction has been substantially completed, utilities and all major infrastructure have been completed and stubbed to the site, and building permits for Units may be promptly pulled and construction commenced by the Borrower without the satisfaction of any further conditions.

                  "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

                  "Fiscal Year" means the twelve month period ending on December 31.

                  "Fixed Charge Coverage Ratio" means, with respect to the Borrower for any period, the ratio of (a) Adjusted EBITDA of the Borrower for such period minus Capital Expenditures of the Borrower for such period to (b) the Fixed Charges of the Borrower for such period.

                  "Fixed Charges" means, with respect to the Borrower for any period, the sum of (a) the Interest Incurred of the Borrower for such period determined on a Consolidated basis,

(b) the principal amount of Indebtedness (other than surety bonds, performance bonds and undrawn letters of credit incurred, in each case, in the ordinary course of business) of the Borrower and each of its Subsidiaries determined on a Consolidated basis having a scheduled due date during such period and (c) all cash dividends payable by the Borrower and its Subsidiaries on Stock in respect of such period to Persons other than the Borrower and its Subsidiaries.

                  "Fund" means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "GAAP Value" means, with respect to each Borrowing Base Asset, the GAAP basis asset value for such property or asset (but in no event greater than cost minus accumulated depreciation). In determining GAAP Value, costs for Land/Lots Under Development and Unimproved Land shall include land costs and costs associated with obtaining requisite zoning requirements and governmental approvals, capitalized expenses associated with pulling permits and the commencement of physical site improvement and soft and hard costs incurred, and costs for Finished Lots, Unsold Units and Sold Homes shall include the proportional costs of (a) the land per lot/unit, and (b) the site improvements and soft and hard costs incurred; and the cost of any land which is subject to a purchase option shall be excluded until the Borrower has acquired title.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantor" means each Subsidiary of the Borrower party to the Guaranty.

                  "Guaranty" means the guaranty, in substantially the form of
Exhibit I, executed by each Subsidiary of the Borrower named therein or that has executed a Guaranty Supplement pursuant to Section 7.13 (Additional Collateral and Guaranties).

                  "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof including, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise)
(i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of clause (b) of this sentence the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the guaranteed amount of the Indebtedness which is guaranteed or otherwise supported by such Guaranty Obligation.

                  "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

                  "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments that bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds incurred other than in the ordinary course, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business that are not overdue, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness but only to the extent of the lesser of (x) the amount of such Indebtedness and (y) the Fair Market Value of the property securing such Indebtedness.

                  "Indemnified Matter" has the meaning specified in Section 11.4 (Indemnities).

                  "Indemnitees" has the meaning specified in Section 11.4 (Indemnities).

                  "Interest Expense" means, for any Person for any period, (a) total interest expense of such Person and its Subsidiaries for such period determined on a Consolidated basis in conformity with GAAP and including, in any event, interest expensed through cost of goods sold in such period and net costs under Interest Rate Contracts for such period minus (b) net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period determined on a Consolidated basis in conformity with GAAP.

                  "Interest Incurred" means for any period, without duplication, the aggregate amount of interest that, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on a Consolidated income statement of the Borrower and its Subsidiaries or allocated to joint ventures, or otherwise (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Interest Rate Contracts, and the interest portion of any deferred payment obligation) and, without duplication, all capitalized interest for such period, all interest attributable to discontinued operations for such period, and all interest actually paid by the Borrower and its Subsidiaries on a consolidated basis, in each case, to the extent not set forth opposite the caption "interest expense" or any like caption on a Consolidated income statement for the Borrower and its Subsidiaries, minus any interest income of the Borrower and its Subsidiaries for such period determined on a Consolidated basis in conformity with GAAP, plus the product of (a) cash dividends paid on any preferred stock of the Borrower, multiplied by (b) a fraction, the numerator of which is one, and the denominator of which is one minus the then current aggregate federal, state and local tax rate of the Borrower expressed as a decimal.

                  "Interest Period" means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 (Borrowing Procedures) or 2.11 (Conversion/Continuation Option), and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section
2.11 (Conversion/Continuation Option), a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.11 (Conversion/Continuation Option); provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

                  (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (iii) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $5,000,000; and

                  (iv) there shall be outstanding at any one time no more than six Interest Periods in the aggregate.

                  "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

                  "Investment" means, with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or a significant part of the assets of a business conducted by another Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, and (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business and (d) any Guaranty Obligation incurred by such Person in respect of Indebtedness of any other Person.

                  "IRS" means the Internal Revenue Service of the United States or any successor thereto.

                  "Issue" means, with respect to any Letter of Credit, to issue, extend the expiry of, renew or increase the maximum stated amount (including by deleting or reducing any scheduled decrease in such maximum stated amount) of, such Letter of Credit. The terms "Issued" and "Issuance" shall have a corresponding meaning.

                  "Issuer" means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an "Issuer" or (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Borrower by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Borrower to be bound by the terms hereof applicable to Issuers.

                  "Landholding Interest" means any land-holding joint venture (or the proceeds thereof) of any (i) Wholly-Owned Subsidiary of the Borrower that purchases and jointly develops a fractional undivided interest in land, or
(ii) Subsidiary of the Borrower that is not a Wholly-Owned Subsidiary but is formed for the purpose of entering into a specific project which purchases a whole and undivided interest in land.

                  "Land/Lots Under Development" means Entitled Land on which grading or construction of on-site infrastructure improvements has begun, and for which all necessary zoning approvals have been obtained and are in full force and effect, and which does not qualify as a Sold Home or an Unsold Home Under Construction.

                  "Leases" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

                  "Lender" means each financial institution or other entity that
(a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance.

                  "Letter of Credit" means any letter of credit issued or deemed issued pursuant to Section 2.4 (Letters of Credit).

                  "Letter of Credit Obligations" means, at any time, the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, and includes the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

                  "Letter of Credit Reimbursement Agreement" has the meaning specified in Section 2.4(e).

                  "Letter of Credit Request" has the meaning specified in
Section 2.4(c).

                  "Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

                  "Lien" means any pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, mortgage, deed of trust, lease, option, right of first refusal, easement, servitude, right-of-way, license, securities purchase option, call or similar right, restrictions under any shareholder agreement or any other Contractual Obligation, encumbrance or any other restriction or limitation whatsoever on any right incident to the ownership of property (including rights to transfer, use or possess property) whether contingent or non-contingent, matured or unmatured, known or unknown, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such financing statement relates as debtor.

                  "Loan" means any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents" means, collectively, this Agreement, the Revolving Credit Notes (if any), the Guaranty, the Fee Letter, each Letter of Credit Reimbursement Agreement, each Hedging Contract to which a Loan Party and a Lender or an Affiliate of a Lender is a party entered into in connection herewith, each agreement pursuant to which a Lender or an Affiliate of a Lender provides cash management services to a Loan Party, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

                  "Loan Party" means each of the Borrower, each Guarantor and each other Subsidiary of the Borrower that executes and delivers a Loan Document.

                  "Management Services Agreement" means the Management Services Agreement, dated as of June 1, 2000 between the Borrower and TOI.

                  "Material Adverse Change" means a material adverse change in any of (a) the business, condition (financial or otherwise), performance, properties or prospects, operations or properties of any Loan Party or the Borrower and its Subsidiaries, taken as a whole, (b) the legality, validity or enforceability of any Loan Document or any Related Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of the Borrower or of the other Loan Parties to perform their respective obligations under the Loan Documents, or (e) the rights and remedies of the Administrative Agent, the Lenders or Issuers under any of the Loan Documents.

                  "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

                  "Maximum Credit" means, at any time, the lesser of (a) the Revolving Credit Commitments in effect at such time and (b) the amount by which Borrowing Base at such time exceeds the amount of the Other Indebtedness outstanding at such time.

                  "Merger" shall mean the merger of Engle with and into Newmark, with Newmark being the surviving entity pursuant to, and in consummation of the transaction contemplated by, the Merger Agreement.

                  "Merger Agreement" means the Merger Agreement, dated as of April 6, 2002, between Engle and Newmark, pursuant to which subject to certain terms and conditions Engle will merge with and into Newmark and Newmark shall be the surviving corporation.

                  "Model Homes" means all Units which are used as models or sales offices to market a particular real estate development project.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

                  "Net Cash Proceeds" means proceeds received by the Borrower or any of its Subsidiaries after the Closing Date in cash or Cash Equivalents from any (a) Asset Sale, other than an Asset Sale permitted under clauses (a), (b) and (d) of Section 8.4 (Sale of Assets), net of (i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale; provided, however, that evidence of each of (i),
(ii) and (iii) above is provided to the Administrative Agent in form and substance satisfactory to it, (b) Property Loss Event or (c) any Debt Issuance (other than any Debt Issuance permitted under clause (a) through (j) of Section 8.1) (Indebtedness), in each case net of brokers' and advisors' fees and other costs incurred in connection with such transaction; provided, however, that in the case of this clause (c), evidence of such costs is provided to the Administrative Agent in form and substance satisfactory to it.

                  "Net Worth" of any Person means, at any date, the lesser of
(a) the stockholders' equity that would be reflected on a Consolidated balance sheet of such Person and its Subsidiaries at such date prepared in conformity with GAAP and (b) (i) the Total Assets of such Person at such date (other than investments in and moneys due from Affiliates) minus (ii) Total Liabilities of such Person at such date.

                  "Newmark" means Newmark Homes Corp., a Delaware corporation.

                  "Non-Consenting Lender" has the meaning specified in Section 11.1(c).

                  "Non-Extending Lender" has the meaning specified in Section 2.18(c).

                  "Non-Funding Lender" has the meaning specified in Section 2.2(d).

                  "Non-U.S. Lender" means each Lender or Administrative Agent that is not a United States person as defined in Section 7701(a)(30) of the Code.

                  "Notes" means, collectively, the Senior Notes and the Subordinated Notes.

                  "Notice of Borrowing" has the meaning specified in Section 2.2(a).

                  "Notice of Conversion or Continuation" has the meaning specified in Section 2.11 (Conversion/Continuation Option).

                  "Obligations" means, without duplication, the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement, any other Loan Document, any Hedging Contract, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all letter of credit and other fees, interest, charges, expenses, attorneys' fees and disbursements and other sums chargeable to the Borrower under this Agreement, any other Loan Document, any Hedging Contract or any agreement for cash management services entered into in connection with this Agreement or any other Loan Document and all obligations of the Borrower to provide cash collateral for Letter of Credit Obligations.

                  "Other Indebtedness" means, at any time, the Indebtedness of the Borrower and its Subsidiaries comprised of (a) the outstanding principal amount of the Senior Notes at such time, (b) the outstanding principal amount of Indebtedness (including the Subordinated Notes) that is subordinated to the Obligations and that is due within one year of such time, (c) the outstanding principal amount of all other Indebtedness which is pari passu to the Obligations, other than trade payables that are not more than 90 days past the original invoice date thereof; provided, however, "Other Indebtedness" shall not include (i) the Indebtedness under the Warehouse Line of Credit to the extent permitted hereunder, and (ii) Indebtedness attributable to the Landholding Interests permitted pursuant to clause (k) of Section 8.1 (Indebtedness).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

                  "Permitted Acquisition" means the acquisition by the Borrower or any of its Subsidiaries of all or substantially all of the assets or Stock of any Person or of any operating division thereof (the "Target"), or the merger of the Target with or into the Borrower or any Subsidiary of the Borrower (with the Borrower, in the case of a merger with the Borrower, being the surviving corporation) (each an "Acquisition") subject to the satisfaction of each of the following conditions:

                           (a) for any Acquisition for which the aggregate consideration paid (including all cash, the value of all Stock, Stock Equivalents and asset consideration, the amount of all Indebtedness assumed and the value of all other consideration) equals or exceeds 5% of Consolidated Tangible Net Worth,

                                    (i) the Administrative Agent shall receive
                  at least 10 Business Days' prior written notice of such proposed acquisition, which notice .shall include a reasonably detailed description of such proposed acquisition;

                                    (ii) concurrently with delivery of the
                  notice referred to in clause (i) above, the Borrower shall have delivered to the Administrative Agent such other financial information, financial analysis, documentation or other information relating to such Acquisition as the Administrative Agent or any Lender shall reasonably request;

                                    (iii) on or prior to the date of such
                  Acquisition, the Administrative Agent shall have received copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by the Administrative Agent;

                           (b) such Acquisition shall only involve assets located in the Permitted Markets and for use in the lines of business of the Borrower or its Subsidiaries existing on the Closing Date;

                           (c) such Acquisition shall be consensual (including, where applicable, approved by the Target's board of directors, or analogous governing body, or approved by the Target's trustee or receiver, or such analogous fiduciary, in the case of Target in bankruptcy or receivership) and duly authorized by the Borrower or the applicable Subsidiary of the Borrower;

                           (d) no additional Indebtedness or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of the Borrower and Target after giving effect to such Acquisition, except (i) Loans made hereunder, (ii) ordinary course trade payables and accrued expenses and (iii) Indebtedness of the Target permitted under Section 8.1 (Indebtedness);

                           (e) at or prior to the closing of any Acquisition, the Borrower (or the Subsidiary making the Acquisition) and the Target shall have executed such documents and taken such actions as are described in Section 7.13 (Additional Collateral and Guaranties) irrespective of the financial tests set forth therein; and

                           (f) a Responsible Officer of the Borrower shall have delivered a certificate to the Administrative Agent to the effect that at the time of such Acquisition and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing, (ii) all representations and warranties contained in Article IV and in the other Loan Documents shall be true and correct in all material respects, (iii) the Borrower and its Subsidiaries shall be in pro forma compliance on a historical basis for the preceding four Fiscal Quarters with the covenants set forth in Article V, and (iv) the Revolving Credit Outstandings shall not exceed the Maximum Credit.

                  "Permitted Holders" means TOI and Technical Olympic SA or any Person of which either of the preceding companies "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act), individually or collectively with the other company, at least a majority of the total voting power of the Voting Stock of such Person.

                  "Permitted Markets" means housing markets located in the continental United States of America.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

                  "Pledge Agreement" means a pledge agreement, in substantially the form of Exhibit J, executed by the Borrower, and each Guarantor.

                  "Pledged Stock" has the meaning specified in the Pledge Agreement.

                  "Preferred Home Mortgage Company" means Preferred Home Mortgage Company, a Florida corporation.

                  "Pro Forma Balance Sheet" has the meaning specified in Section 4.4(d).

                  "Projections" means those financial projections dated April 9, 2002 covering each fiscal quarter ending in 2002 through 2005 inclusive, to be delivered to the Lenders by the Borrower.

                  "Property Loss Event" means any loss of or damage to property of the Borrower or any of its Subsidiaries that results in the receipt by such Person of proceeds of insurance in excess of $2,500,000 (individually or in the aggregate) or any taking of property of the Borrower or any of its Subsidiaries by condemnation, eminent domain or any similar proceeding that results in the receipt by such Person of a compensation payment in respect thereof in excess of $2,500,000 (individually or in the aggregate).

                  "Proposed Change" has the meaning specified in Section
11.1(c).

                  "Ratable Portion" or "ratably" means, with respect to any Lender, the percentage obtained by dividing (a) the Revolving Credit Commitment of such Lender by (b) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders).

                  "Real Property" means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased by the Borrower or any of its Subsidiaries (the "Land"), together with the right, title and interest of the Borrower or any of its Subsidiaries, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land necessary for the residential development of such Land, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

                  "Refinanced Indebtedness" means the Indebtedness of the Borrower described in Schedule 1.1.

                  "Register" has the meaning specified in Section 11.8 (Notices, Etc.).

                  "Reimbursement Obligations" means all matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

                  "Reimbursement Date" has the meaning specified in Section 2.4(b).

                  "Reinvestment Deferred Amount" means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith which are not initially applied to prepay the Loans pursuant to Section 2.9 (Mandatory Prepayments) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event" means any Asset Sale (other than an Asset Sale in the ordinary course) or Property Loss Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice" means a written notice executed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale (other than an Asset Sale in the ordinary course) or Property Loss Event (or to borrow an equivalent amount under the Facility) to acquire replacement assets useful in its or one of its Subsidiaries' businesses or, in the case of a Property Loss Event not requiring the acquisition of replacement assets, to effect repairs.

                  "Reinvestment Prepayment Amount" means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended or required to be expended pursuant to a Contractual Obligation entered into prior to the relevant Reinvestment Prepayment Date to acquire replacement assets useful in the Borrower's business or effect repairs in the case of a Property Loss Event.

                  "Reinvestment Prepayment Date" means, with respect to any Reinvestment Event, the earlier of (i) the date occurring 270 days after such Reinvestment Event and (ii) the date five Business Days after the date on which the Borrower shall have notified the Administrative Agent of the Borrower's determination not to acquire replacement assets useful in the Borrower's or a Subsidiary's business (or not to effect repairs in the case of a Property Loss Event) with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Related Documents" means the Merger Agreement, Senior Note Indenture, the Subordinated Note Indenture, and the Notes, the Tax Allocation Agreement and each other document and instrument executed with respect to any of them.

                  "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned or operated by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

                  "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pursuant to Environmental Laws pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Requisite Lenders" means, collectively, Lenders having 51% or more of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, 51% or more of the aggregate Revolving Credit Outstandings. A Non-Funding Lender shall not be included in the calculation of "Requisite Lenders."

                  "Responsible Officer" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person, but in any event, with respect to financial matters, the chief financial officer, chief accounting officer, treasurer, vice president of finance or controller of such Person.

                  "Restricted Payment" means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding, and (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding.

                  "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the caption "Revolving Credit Commitment," as amended to reflect each Assignment and Acceptance or Assumption Agreement executed by such Lender and as such amount may be increased or reduced pursuant to this Agreement.

                  "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of such Lender's Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Revolving Loans owing to such Lender.

                  "Revolving Credit Outstandings" means, at any particular time, the sum of (a) the principal amount of the Revolving Loans outstanding at such time plus (b) the Letter of Credit Obligations outstanding at such time plus (c) the principal amount of the Swing Loans outstanding at such time.

                  "Revolving Credit Termination Date" shall mean the earliest of
(a) the Scheduled Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.5 (Reduction and Termination of the Revolving Credit Commitments) and (c) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies).

                  "Revolving Loan" has the meaning specified in Section 2.1 (The Revolving Credit Commitments).

                  "Scheduled Termination Date" means the third anniversary of the Closing Date subject to the provisions for the extension of the Scheduled Termination Date set forth in Section 2.18 (Facility Extension).

                  "Secured Obligations" means, in the case of the Borrower, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.

                  "Secured Parties" means the Lenders, the Issuers, the Administrative Agent and any other holder of any of the Obligations.

                  "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

                  "Selling Lender" has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

                  "Senior Note Indenture" means the Indenture dated as of June 25, 2002, between the Borrower and Wells Fargo Bank Minnesota, National Association, as trustee.

                  "Senior Notes" means the 9% senior notes issued by the Borrower pursuant to the Senior Note Indenture.

                  "Sold Homes" means all Units (including Model Homes) on which a building permit has been issued and construction has begun or has been completed, and for which the Borrower or its Subsidiaries has entered into a written Contract for Sale.

                  "Solvent" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Standby Letter of Credit" means any letter of credit issued pursuant to Section 2.4 (Letters of Credit) which is not a Documentary Letter of Credit.

                  "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

                  "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

                  "Subordinated Note Indenture" means the Indenture dated as of June 25, 2002, between the Borrower and Wells Fargo Bank Minnesota, National Association, as trustee.

                  "Subordinated Notes" means the 10 3/8% Senior subordinated notes issued by the Borrower pursuant to the Subordinated Note Indenture.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

                  "Swing Loan" has the meaning specified in Section 2.3(a).

                  "Swing Loan Borrowing" means a borrowing consisting of a Swing Loan.

                  "Swing Loan Lender" means CNAI or any other Lender that becomes the Administrative Agent or that agrees with the approval of the Administrative Agent and the Borrower to act as the Swing Loan Lender hereunder.

                  "Swing Loan Request" has the meaning specified in Section 2.3(b).

                  "Tax Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

                  "Tax Allocation Agreement" means the Tax Allocation Agreement dated as of March 15, 2000 between TOI and the Borrower.

                  "Tax Return" has the meaning specified in Section 4.8(a).

                  "Taxes" has the meaning specified in Section 2.16(a).

                  "Title IV Plan" means a pension plan, other than a Multiemployer Plan, covered by Title IV of ERISA and to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

                  "TOI" means Technical Olympic, Inc., a Delaware corporation.

                  "Total Assets" of any Person means, at any date, (a) the total assets of such Person and its Subsidiaries at such date determined on a Consolidated basis in conformity with GAAP minus (b) any Securities issued by such Person held as treasury securities.

                  "Total Liabilities" of any Person means, at any date, all obligations which in conformity with GAAP would be included in determining total liabilities as shown on the liabilities side of a Consolidated balance sheet of such Person and its Subsidiaries at such date, and in any event includes all Indebtedness (of such Person or any of its Subsidiaries at such date (other than intercompany Indebtedness and surety and performance bonds incurred in the ordinary course of business), whether or not the same would be so shown, and exclusive of the greater of the liquidation preference or the redemption price of any outstanding Disqualified Stock of such Person at such date.

                  "Total Liabilities to Consolidated Tangible Net Worth Ratio" means, with respect to the Borrower at any date of determination, the ratio of
(a) Total Liabilities of the Borrower at such date less Unrestricted Cash in excess of $20,000,000 at such date to (b) Consolidated Tangible Net Worth of the Borrower at such date.

                  "UCC" means the Uniform Commercial Code then in effect for the State of new York, or such other jurisdiction as the context may require.

                  "Unentitled Land" means all land which is not Entitled Land.

                  "Unimproved Land" means all Entitled Land on which no construction of on-site infrastructure improvements has begun.

                  "Unit" means a single family residential unit, including a condominium and townhouse unit and a one-to-four family detached residence.

                  "Units Closed" means a Unit for which the purchase price therefor has been paid and the title therefor has been delivered to a purchaser in accordance with a contract of sale for such Unit.

                  "Unrestricted Cash" means all cash and Cash Equivalents of the Borrower and the Guarantors that is not subject to a Lien (other than a Lien securing the Obligations) or other restriction (including, without limitation, any escrow in connection with Contract for Sale).

                  "Unsold Homes Under Construction" means all Units for which building permits have been issued and construction has commenced, but not completed, and for which there is no written binding contract of sale with an unrelated third party purchaser. Construction will be considered to have "commenced" when the slab or foundation for the condominium building or one-to-four family residence has been completed.

                  "Unsold Land" means Unimproved Land, Land/Lot Under Development and Finished Lots.

                  "Unsold Units" means Unsold Homes Under Construction, Completed Unsold Homes Less Than 180 Days Since Completion, and Completed Unsold Homes Over 180 Days Since Completion.

                  "Unused Commitment Fee" has the meaning specified in Section 2.12(a).

                  "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

                  "Warehouse Line of Credit" means the Credit Agreement and Mortgage Loan Purchase Sale Agreement, each dated as of July 5, 2001 between Preferred Home Mortgage Company and Guaranty Bank, as amended, supplemented or modified from time to time.

                  "Wholly-Owned Subsidiary" means, in respect of any Person, any Subsidiary of such Person, all of the Stock of which (other than director's qualifying shares as may be required by law) is owned by such Person either directly or indirectly through one or more Wholly-Owned Subsidiaries of Such Person.

                  "Withdrawal Liability" means, with respect to the Borrower or any of its Subsidiaries at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to
Section 4243 of ERISA.

                  SECTION 1.2 COMPUTATION OF TIME PERIODS

                  In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  SECTION 1.3 ACCOUNTING TERMS AND PRINCIPLES

                  (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

                  (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 (Financial Statements) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of its independent public accountants and results in a change in any of the calculations required by Article V or Article VIII had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the

Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article V or Article VIII shall be given effect until such provisions are amended to reflect such changes in GAAP.

                  SECTION 1.4 CERTAIN TERMS

                  (a) The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

                  (b) Unless otherwise expressly indicated herein, references in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

                  (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

                  (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

                  (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

                  (f) The terms "Lender," "Issuer" and "Administrative Agent" include their respective successors.

                  (g) Upon the appointment of any successor Administrative Agent pursuant to Section 10.6 (Successor Administrative Agent), references to CNAI in
Section 10.3 (The Administrative Agent Individually) and to Citibank in the definitions of Base Rate, Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

                                   ARTICLE II

                                  THE FACILITY

                  SECTION 2.1 THE REVOLVING CREDIT COMMITMENTS

                  On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans (each a "Revolving Loan") in Dollars to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate amount not to exceed at any time outstanding for all such loans by such Lender such Lender's Revolving Credit Commitment; provided, however, that at no time shall any Lender be obligated to make a Revolving Loan in excess of such Lender's Ratable Portion of the Available Credit. Within the limits of each Lender's Revolving Credit Commitment, amounts of Revolving Loans repaid may be reborrowed under this Section 2.1.

                  SECTION 2.2 BORROWING PROCEDURES

                  (a) Each Borrowing shall be made on written notice (or verbal notice followed by written notice within six hours of such verbal notice) given by the Borrower to the Administrative Agent not later than 1:00 p.m. (New York City time) (i) one Business Day, in the case of a Borrowing of Base Rate Loans and (ii) three Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing. Each written notice shall be in substantially the form of Exhibit D (a "Notice of Borrowing"), specifying (A) the date of such proposed Borrowing, (B) the aggregate amount of such proposed Borrowing, (C) whether any portion of the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (D) the initial Interest Period or Periods for any such Eurodollar Rate Loans, and (E) the Available Credit (after giving effect to the proposed Borrowing). The Revolving Loans shall be made as Base Rate Loans unless, subject to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Notwithstanding anything to the contrary contained in Section 2.3(a), if any Notice of Borrowing requests a Borrowing of Base Rate Loans, the Administrative Agent may, in its sole discretion, make a Swing Loan available to the Borrower in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Loan. Each Borrowing shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, or the remaining Available Credit, if less.

                  (b) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.14(a). Each Lender shall, before 11:00 a.m. (New York City time) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.), in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit) and Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), the Administrative Agent will make such funds available to the Borrower.

                  (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 (Borrowing Procedures) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

                  (d) The failure of any Lender to make the Loan or any payment required by it on the date specified (a "Non-Funding Lender"), including any payment in respect of its participation in Swing Loans and Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

                  SECTION 2.3 SWING LOANS

                  (a) On the terms and subject to the conditions contained in this Agreement, the Swing Loan Lender may in its sole discretion make loans (each a "Swing Loan") otherwise available to the Borrower under the Facility from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate amount at any time outstanding (together with the aggregate principal amount of any other loans made by the Swing Loan Lender hereunder in its capacity as a Lender or the Swing Loan Lender) at any time not to exceed the lesser of $20,000,000 and the Swing Loan Lender's Ratable Portion of the Available Credit at such time; provided, however, that the Swing Loan Lender shall not make any Swing Loan to the extent that, after giving effect to such Swing Loan, the aggregate Revolving Credit Outstandings would exceed the Maximum Credit. The Swing Loan Lender shall be entitled to rely on the most recent Borrowing Base Certificate delivered to the Administrative Agent. Each Swing Loan shall be a Base Rate Loan and must be repaid in full within seven days of its making or, if sooner, upon any Borrowing hereunder and shall in any event mature no later than the Revolving Credit Termination Date. Within the limits set forth in the first sentence of this
Section 2.3(a) amounts of Swing Loans repaid may be reborrowed under this
Section 2.3(a).

                  (b) In order to request a Swing Loan, the Borrower shall telecopy to the Administrative Agent a duly completed request setting forth the date, the requested amount and date of the Swing Loan (a "Swing Loan Request"), to be received by the Administrative Agent not later than 12:00 p.m. (New York City time) on the day of the proposed borrowing. The Administrative Agent shall promptly notify the Swing Loan Lender of the details of the requested Swing Loan. Subject to the terms of this Agreement, the Swing Loan Lender shall make a Swing Loan available to the Administrative Agent which will make such amounts available to the Borrower on the date of the relevant Swing Loan Request. The Swing Loan Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from any Lender or the Administrative Agent (if a Person other than the Swing Loan Lender) that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied, and ending when such conditions are satisfied or waived. The Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) hereof have been satisfied in connection with the making of any Swing Loan.

                  (c) The Swing Loan Lender shall notify the Administrative Agent in writing (which may be by telecopy) weekly, by no later than 10:00 a.m. (New York City time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.

                  (d) The Swing Loan Lender may demand at any time during the continuance of an Event of Default that each Lender pay to the Administrative Agent, for the account of the Swing Loan Lender, in the manner provided in subsection (e) below, such Lender's Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.

                  (e) The Administrative Agent shall forward each notice referred to in clause (c) above and each demand referred to in clause (d) above to each Lender on the day such notice or such demand is received by the Administrative Agent (except that any such notice or demand received by the Administrative Agent after 2:00 p.m. (New York City time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the Lenders by the Administrative Agent until the next succeeding Business Day), together with a statement prepared by the Administrative Agent specifying the amount of each Lender's Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive) provided that the Swing Loan Lender has not received the notice referred to in the penultimate sentence of clause (b) above prior to any such Swing Loan (and the condition referred to in such notice has not been waived in accordance with this Agreement), each Lender shall, before 11:00 a.m. (New York City time) on the Business Day next succeeding the date of such Lender's receipt of such written demand, make available to the Administrative Agent, in immediately available funds, for the account of the Swing Loan Lender, the amount specified in such demand. Upon such payment by a Lender, such Lender shall, except as provided in clause (f) below, be deemed to have made a Revolving Loan to the Borrower. The Administrative Agent shall use such funds to repay the Swing Loans to the Swing Loan Lender. To the extent that any Lender fails to make such payment available to the Administrative Agent for the account of the Swing Loan Lender, the Borrower shall repay such Swing Loan on demand.

                  (f) Upon the occurrence of a Default under Section 9.1(f), each Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Loan otherwise required to be repaid by such Lender pursuant to clause (e) above, which participation shall be in a principal amount equal to such Lender's Ratable Portion of such Swing Loan, by paying to the Swing Loan Lender on the date on which such Lender would otherwise have been required to make a payment in respect of such Swing Loan pursuant to clause (e) above, in immediately available funds, an amount equal to such Lender's Ratable Portion of such Swing Loan. If all or part of such amount is not in fact made available by such Lender to the Swing Loan Lender on such date, the Swing Loan Lender shall be entitled to recover any such unpaid amount on demand from such Lender together with interest accrued from such date at the Federal Funds Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Base Rate Loans.

                  (g) From and after the date on which any Lender is deemed to have made a Revolving Loan pursuant to clause (e) above with respect to any Swing Loan or purchases an undivided participation interest in a Swing Loan pursuant to clause (f) above, the Swing Loan Lender shall promptly distribute to such Lender such Lender's Ratable Portion of all payments of principal of and interest received by the Swing Loan Lender on account of such Swing Loan other than those received from a Lender pursuant to clause (e) or (f) above.

                  SECTION 2.4 LETTERS OF CREDIT

                  (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue one or more Letters of Credit at the request of the Borrower for the account of the Borrower from time to time on any Business Day during the period commencing on the Closing Date and ending on the earlier of the Revolving Credit Termination Date and 30 days prior to the Scheduled Termination Date; provided, however, that no Issuer shall be under any obligation to issue any Letter of Credit if:

                           (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense (for which such Issuer is not otherwise compensated) that was not applicable, in effect or known to such Issuer as of the date of this Agreement and that such Issuer in good faith deems material to it;

                           (ii) such Issuer shall have received written notice from the Administrative Agent, any Lender or the Borrower, on or prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) and Section 2.4 (Letters of Credit) is not then satisfied;

                           (iii) after giving effect to the Issuance of such Letter of Credit, the aggregate Revolving Credit Outstandings would exceed the Maximum Credit at such time;

                           (iv) after giving effect to the Issuance of such Letter of Credit, the Letter of Credit Obligations at such time exceed $60,000,000;

                           (v) any fees due in connection with a requested Issuance have not been paid; or

                           (vi) such Letter of Credit is requested to be Issued in a form that is not acceptable to such Issuer.

None of the Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit.

                  (b) In no event shall the expiration date of any Letter of Credit (i) be more than one year after the date of Issuance thereof, or (ii) be less than five days prior to the Scheduled Termination Date; provided, however, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the expiry date referred to in clause (ii) above).

                  (c) In connection with the Issuance of each Letter of Credit, the Borrower shall give the relevant Issuer and the Administrative Agent at least two Business Days' prior written notice, in substantially the form of Exhibit E (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance of such Letter of Credit (a "Letter of Credit Request"). Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the stated amount of the Letter of Credit requested, which stated amount shall not be less than $10,000, the date of Issuance of such requested Letter of Credit (which day shall be a Business Day), the date on which such Letter of Credit is to expire (which date shall be a Business Day), and the Person for whose benefit the requested Letter of Credit is to be Issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 a.m. (New York City time) on the second Business Day prior to the requested Issuance of such Letter of Credit.

                  (d) Subject to the satisfaction of the conditions set forth in this Section 2.4 (Letters of Credit), the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the Borrower and, if applicable, one of its Subsidiaries in accordance with such Issuer's usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Lender or the Administrative Agent that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied, and ending when such conditions are satisfied. The relevant Issuer shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the Issuance of any Letter of Credit.

                  (e) If requested by the relevant Issuer, prior to the Issuance of each Letter of Credit by such Issuer, and as a condition of such Issuance and of the participation of each Lender in the Letter of Credit Obligations arising with respect thereto, the Borrower shall have delivered to such Issuer a letter of credit reimbursement agreement, in such form as the Issuer may employ in its ordinary course of business for its own account (a "Letter of Credit Reimbursement Agreement"), signed by the Borrower, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

                  (f) Each Issuer shall comply with the following:

                           (i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing, which writing may be by telecopier) of the Issuance of a Letter of Credit Issued by it, of all drawings under a Letter of Credit Issued by it, the payment (or the failure to pay when due) by the Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy or similar transmission to each Lender);

                           (ii) upon the request of any Lender, furnish to such Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Lender; and

                           (iii) no later than 10 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) and the Borrower separate schedules for Documentary and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding at the end of each month and any information requested by the Borrower or the Administrative Agent relating thereto.

                  (g) Immediately upon the Issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Ratable Portion, in such Letter of Credit and the obligations of the Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

                  (h) The Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit Issued for its account no later than the date that is the next succeeding Business Day after the Borrower receives written notice from such Issuer that payment has been made under such Letter of Credit (the "Reimbursement Date"), irrespective of any claim, set-off, defense or other right that the Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to this clause (h) on or before 11:00 a.m. (New York City time) on the next Business Day following the Borrower's receipt of the aforesaid notice, then
(i) the relevant Issuer shall notify the Administrative Agent of such failure to repay, (ii) such Reimbursement Obligation shall be payable on demand with interest thereon computed from the date on which such Reimbursement Obligation arose to the date of repayment in full at the rate of interest applicable to past due Revolving Loans bearing interest at a rate based on the Base Rate during such period, (iii) the Borrower shall be deemed to have elected (if a formal notice of Borrowing has not been received by the Administrative Agent in respect of such Reimbursement Obligation) to have the Reimbursement Obligation satisfied by the Borrowing of a Base Rate Loan in an amount equal to such Reimbursement Obligation and (iv) each Lender shall, except during the continuance of a Default or Event of Default under Section 9.1(f) and notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive) provided that such Issuer has not received the notice referred to in the penultimate sentence of clause (d) above (and the condition referred to in such notice has not been waived in accordance with this Agreement), pay to the Administrative Agent for the account of such Issuer the amount of such Lender's Ratable Portion of such Reimbursement Obligations and be deemed to have made a Revolving Loan to the Borrower in the principal amount of such payment. Prior to the funding of such Revolving Loan, if the Administrative Agent so notifies such Lender prior to 11:00 a.m. (New York City time) on any Business Day, such Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Lender pursuant to this clause (h), such Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender, in immediately available funds, an amount equal to such Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Lenders have paid in respect of such Reimbursement Obligation.

                  (i) The Borrower's obligation to pay each Reimbursement Obligation and the obligations of the Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of:

                           (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                           (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                           (iii) the existence of any claim, set off, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                           (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                           (vi) any other act or omission to act or delay of any kind of any Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4 (Letters of Credit), constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to the Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

                  (j) If and to the extent such Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (h) above available to the Administrative Agent for the account of such Issuer, such Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate, and thereafter until such amount is repaid to the Administrative Agent for the account of such Issuer, at the rate per annum applicable to Base Rate Loans under the Facility. The failure of any Lender to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent for the account of the Issuer such other Lender's Ratable Portion of any such payment.

                  SECTION 2.5 REDUCTION AND TERMINATION OF THE REVOLVING CREDIT
                              COMMITMENTS

                  (a) The Borrower may, upon same Business Day's notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Lenders; provided, however, that each partial reduction shall be in an aggregate amount of not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (b) The then current Revolving Credit Commitments shall be reduced on each date on which a prepayment of Revolving Loans or Swing Loans is made pursuant to Section 2.9(a) or would be required to be made had the outstanding Revolving Loans and Swing Loans equaled the Revolving Credit Commitments then in effect, in each case in the amount of such prepayment (or deemed prepayment) (and the Revolving Credit Commitment of each Lender shall be reduced by its Ratable Portion of such amount); provided, however, that in the case of any prepayment of Revolving Loans or Swing Loans that is made pursuant to Section 2.9(a) in connection with a Reinvestment Event, the Revolving Credit Commitments shall not be permanently reduced by the amount of such prepayment until the occurrence of the Reinvestment Prepayment Date with respect to such Reinvestment Event, and then the Revolving Credit Commitments shall be permanently reduced only to the extent that the amount of such Net Cash Proceeds exceeds the amount of proceeds of Revolving Loans or Swing Loans identified in a Reinvestment Notice relating to such Reinvestment Event as being used or to be used to acquire replacement assets useful in the Borrower's or one or more of its Subsidiaries' business and, in the case of Reinvestment Events relating to a Property Loss Event, to effect repairs.

                  SECTION 2.6 REPAYMENT OF LOANS

                  The Borrower promises to repay the entire unpaid principal amount of the Revolving Loans, the Swing Loans and any Reimbursement Obligations (unless required to be paid sooner hereunder) on the Revolving Credit Termination Date.

                  SECTION 2.7 EVIDENCE OF DEBT

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent shall maintain accounts in accordance with its usual practice in which it shall record (i) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable by the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower, whether such sum constitutes principal or interest, fees, expenses or other amounts due under the Loan Documents and each Lender's Ratable Portion thereof, if applicable.

                  (c) The entries made in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.7 (Evidence of Debt) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

                  (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower will promptly execute and deliver a Revolving Credit Note or Revolving Credit Notes to such Lender evidencing any Revolving Loans of such Lender, substantially in the form of Exhibit C.

                  SECTION 2.8 OPTIONAL PREPAYMENTS

                  (a) The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Revolving Loans in whole or in part; provided, however, that (i) if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to Section 2.14(e), (ii) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof (or the remaining balance of the Loans, if less) and (iii) the Borrower may prepay the outstanding principal amount of any Swing Loan in whole or in part, with no minimum partial prepayment requirement. Upon the giving of such notice of prepayment, the principal amount of Revolving Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

                  (b) The Borrower shall have no right to prepay the principal amount of any Loan other than as provided in this Section 2.8 (Optional Prepayments).

                  SECTION 2.9 MANDATORY PREPAYMENTS

                  (a) Upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds arising from an Asset Sale, Property Loss Event or Debt Issuance, the Borrower shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to 100% of such Net Cash Proceeds. Any such mandatory prepayments shall be applied in accordance with clause (b) below; provided, however, that in the case of any Net Cash Proceeds arising from a Reinvestment Event, any proceeds in excess of the amounts required to repay the Loans and to fully cash collateralize Letter of Credit Obligations as provided in clause (b) below shall be paid to the Administrative Agent to be held in a Cash Collateral Account pending application of such proceeds as specified in the Reinvestment Notice relating to such Reinvestment Event.

                  (b) Any prepayments made by the Borrower required to be applied in accordance with this clause (b) shall be applied as follows: first, to repay the outstanding principal balance of the Swing Loans until such Swing Loans shall have been repaid in full; second, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been paid in full; and then, to provide cash collateral for any Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein. All prepayments of Revolving Loans and Swing Loans required to be made pursuant to this Section 2.9(b) shall result in a permanent reduction of the Revolving Credit Commitments to the extent provided in Section 2.5 (Reduction and Termination of the Revolving Credit Commitments); provided, however, that in the case of any prepayment of Revolving Loans and Swing Loans made in connection with the receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds arising from a Reinvestment Event, the Revolving Credit Commitments shall not be permanently reduced by the amount of such prepayment until the occurrence of the Reinvestment Prepayment Date with respect to such Reinvestment Event, and then the Revolving Credit Commitments shall be permanently reduced only to the extent that the amount of such Net Cash Proceeds exceeds the amount of proceeds of Revolving Loans or Swing Loans identified in a Reinvestment Notice relating to such Reinvestment Event as being used or to be used to acquire replacement assets useful in the Borrower's or one or more of its Subsidiaries' business and, in the case of Reinvestment Events relating to a Property Loss Event, to effect repairs.

                  (c) If at any time, the aggregate principal amount of Revolving Credit Outstandings exceeds the Maximum Credit at such time, the Borrower shall forthwith prepay the Swing Loans first and then the Revolving Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Swing Loans and Revolving Loans, the Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) to the extent required to eliminate such excess.

                  SECTION 2.10 INTEREST

                  (a) Rate of Interest.

                  All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in
Section 2.10(c) Default Interest), as follows:

                           (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time, plus (B) the Applicable Margin; and

                           (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period, plus (B) the Applicable Margin in effect from time to time during such Interest Period.

                  (b) Interest Payments.

                  (i) Interest accrued on each Base Rate Loan (other than Swing Loans) shall be payable in arrears (A) on the last day of each calendar quarter, commencing on the first such day following the making of such Base Rate Loan and
(B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan; (ii) interest accrued on Swing Loans shall be payable in arrears on the last day of each calendar quarter; (iii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and if such Interest Period has a duration of more than three months, on each day during such Interest Period occurring every three months from the first day of such Interest Period,
(B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan; and (iv) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

                  (c) Default Interest.

                  Notwithstanding the rates of interest specified in Section 2.10(a) (Rate of Interest) or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations then due and payable shall bear interest at a rate that is two percent per annum in excess of the rate of interest applicable to such Obligations from time to time.

                  SECTION 2.11 CONVERSION/CONTINUATION OPTION

                  (a) The Borrower may elect (i) at any time on any Business Day to convert Base Rate Loans (other than Swing Loans) or any portion thereof to Eurodollar Rate Loans, and (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Loans for each Interest Period must be in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with its Ratable Portion. Each such election shall be in substantially the form of Exhibit G (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice specifying (A) the amount and type of Loan being converted or continued,
(B) in the case of a conversion to
or a continuation of Eurodollar Rate Loans, the applicable Interest Period, and
(C) in the case of a conversion, the date of conversion.

                  (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the continuation of, or conversion into, would violate or otherwise not be permitted under any of the provisions of Section 2.14 (Special Provisions Governing Eurodollar Rate Loans). If, within the time period required under the terms of this Section 2.11 (Conversion/Continuation Option), the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

                  SECTION 2.12 FEES

                  (a) Unused Commitment Fee.

                  The Borrower agrees to pay to each Lender a commitment fee on the daily average amount by which the Revolving Credit Commitment of such Lender exceeds such Lender's Ratable Portion of the Revolving Credit Outstandings less the amount of any outstanding Swing Loans (the "Unused Commitment Fee") from the date hereof until the Revolving Credit Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (i) on the last day of each calendar quarter, commencing on the first such day following the Closing Date and (ii) on the Revolving Credit Termination Date.

                  (b) Letter of Credit Fees.

                  The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

                           (i) to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.125% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears (A) on the last day of each calendar quarter, commencing on the first such day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date;

                           (ii) to the Administrative Agent for the ratable benefit of the Lenders, with respect to each Letter of Credit, a fee accruing at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears (A) on the last day of each calendar quarter, commencing on the first such day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date; provided, however that during the continuance of an Event of Default, such fee shall be increased by two percent per annum and shall be payable on demand; and

                           (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

                  (c) Facility Fees.

                  The Borrower shall pay:

                           (i) upon the occurrence of a Facility Extension pursuant to Section 2.18 (Facility Extension), a fee to each Extending Lender and each Extension Assuming Lender in an amount equal to 0.25% of such Lender's Revolving Credit Commitment outstanding on the Extension Date applicable to such Facility Extension, which fee shall be payable on such Extension Date; and

                           (ii) upon the occurrence of a Facility Increase pursuant to Section 2.19 (Facility Increase), a fee to each Lender that participates in such Facility Increase (including any Eligible Assignee that executes an Assumption Agreement in connection with such Facility Increase) and each new Lender to be determined by the Arranger based on market conditions at the time of such Facility Increase, which fee shall be payable in the Facility Increase Effective Date.

                  (d) Additional Fees.

                  The Borrower has agreed to pay to CNAI, the Administrative Agent and the Arranger additional fees, the amount and dates of payment of which are embodied in the Fee Letter.

                  SECTION 2.13 PAYMENTS AND COMPUTATIONS

                  (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 1:00 p.m. (New York City time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in
Section 11.8 (Notices, Etc.) in immediately available funds without deduction, set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees to the Lenders, in accordance with the application of payments set forth in clauses (e) and (f) of this Section 2.13 (Payments and Computations), as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Section 2.14(c) (Increased Costs), Section 2.14(e) (Breakage Costs), Section 2.15 (Capital Adequacy) or Section 2.16 (Taxes) shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing Loans shall be paid only to the Swing Loan Lender. Payments received by the Administrative Agent after 1:00 p.m. (New York City time) shall be deemed to be received on the next Business Day.

                  (b) All computations of interest and of fees based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365/366 days, as the case may be and all computations of all other interest and all fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Revolving Loans shall be applied as follows: first, to repay such Loans outstanding as Base Rate Loans and then to repay such Loans outstanding as Eurodollar Rate Loans with those Eurodollar Rate Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for the first Business Day, and, thereafter, at the rate applicable to Base Rate Loans, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

                  (e) Subject to the provisions of clause (f) of this Section
2.13 (Payments and Computations) (and except as otherwise provided in Section
2.9 (Mandatory Prepayments), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: first, to pay principal of and interest on any portion of the Loans that the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, second, to pay all other Obligations then due and payable, and third, as the Borrower so designates. Payments in respect of Swing Loans received by the Administrative Agent shall be distributed to the Swing Loan Lender; payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Lender in accordance with such Lender's Ratable Portion; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto, and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.

                  (f) During the continuance of an Event of Default, the Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral, and agrees that, notwithstanding the provisions of Section 2.9 (Mandatory Prepayments) and clause (e) above, the Administrative Agent may, and shall upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the

Obligations pursuant to Section 9.2 (Remedies), apply all payments (subject in any event to the restrictions set forth in Section 9.3 (Actions in Respect of Letters of Credit) in respect of the application of amounts funded to a Cash Collateral Account in respect of outstanding Letter of Credit Obligations) in respect of any Obligations and all funds on deposit in any Cash Collateral Account (including all proceeds arising from a Reinvestment Event that are held in the Cash Collateral Account pending application of such proceeds as specified in a Reinvestment Notice) and all other proceeds of Collateral in the following order:

                           (i) first, to pay interest on and then principal of any portion of the Revolving Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

                           (ii) second, to pay interest on and then principal of any Swing Loan;

                           (iii) third, to pay Obligations in respect of any expense reimbursements or indemnities then due the Administrative Agent;

                           (iv) fourth, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuers;

                           (v) fifth, to pay Obligations in respect of any fees then due to the Administrative Agent, the Lenders and the Issuers;

                           (vi) sixth, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

                           (vii) seventh, to pay or prepay principal payments on the Loans and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in Section 9.3 (Actions in Respect of Letters of Credit), ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts, and Obligations owing with respect to Hedging Contracts; and

                           (viii) eighth, to the ratable payment of all other Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Obligation described in any of clauses first through eighth, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's and each Lender's or Issuer's interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in clauses first through eighth of this clause (f) may at any time and from time to time be changed by the agreement of all Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or Issuer, or any other Person. The order of priority set forth in clauses first through fifth of this clause (f) may be changed only with the prior written consent of the Administrative Agent in addition to all Lenders. The order of priority in clause second above may be changed only with the prior written consent of all Lenders and the Administrative Agent.

                  (g) At the option of the Administrative Agent, principal on the Swing Loans, Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Revolving Loans may be paid from the proceeds of Swing Loans or Revolving Loans. The Borrower hereby authorizes the Swing Loan Lender to make Swing Loans pursuant to Section 2.3(a), and the Lenders to make Revolving Loans pursuant to Section 2.2(a), from time to time in the Swing Loan Lender's, or such Lender's discretion, that are in the amounts of any and all principal payable with respect to the Swing Loans and interest, fees, expenses and other sums payable in respect of the Revolving Loans, and further authorizes the Administrative Agent to give the Lenders notice of any Borrowing with respect to such Swing Loans and Revolving Loans and to distribute the proceeds of such Swing Loans and Revolving Loans to pay such amounts. The Borrower agrees that all such Swing Loans and Revolving Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), which conditions the Lenders irrevocably waive) and directs that all proceeds thereof shall be used to pay such amounts.

                  SECTION 2.14 SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE
                               LOANS

                  (a) Determination of Interest Rate.

                  The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding on the Borrower.

                  (b) Interest Rate Unascertainable, Inadequate or Unfair.

                  In the event that: (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or (ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to such Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

                  (c) Increased Costs.

                  If at any time any Lender determines that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), shall have the effect of increasing the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Illegality.

                  Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan. If at any time after a Lender gives notice under this Section 2.14(d) (Illegality) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

                  (e) Breakage Costs.

                  In addition to all amounts required to be paid by the Borrower pursuant to Section 2.10 (Interest), the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by a Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.11 (Conversion/Continuation Option), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including (x) as a result of any conversion into a Base Rate Loan or (y) mandatorily pursuant to Section 2.9 (Mandatory Prepayments) on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 2.14(d) (Illegality), or (iv) as a consequence of any failure by a Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to such Lender, absent manifest error.

                  SECTION 2.15 CAPITAL ADEQUACY

                  If at any time any Lender determines that (a) the adoption of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation, or order, or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

                  SECTION 2.16 TAXES

                  (a) Any and all payments by any Loan Party under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent (A) taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent (as the case may be) is organized and (B) any United States withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to such Lender or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance) and (ii) in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it as a result of a present or former connection (but not any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent (w) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16 (Taxes) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (x) the relevant Loan Party shall make such deductions,
(y) the relevant Loan Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (z) the relevant Loan Party shall deliver to the Administrative Agent evidence of such payment.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

                  (c) Except for amounts due as a result of a breach of a Lender's obligations under clause (f) of Section 2.16 (Taxes), the Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16 (Taxes) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. (d) Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.8 (Notices, Etc.), the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.16 (Taxes) shall survive the payment in full of the Obligations.

                  (f) On or prior to the Closing Date in the case of each Non-U.S. Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Non-U.S. Lender and from time to time thereafter if requested by the Borrower or the Administrative Agent, each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrower with two completed originals of the following: (i) Form W-8ECI (claiming exemption from withholding because the income is effectively connected with a U.S. trade or business) (or any successor form); (ii) Form W-8BEN (claiming exemption from, or a reduction of, withholding tax under an income tax treaty) (or any successor form); (iii) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from withholding under the portfolio interest exemption) or any successor form; or (iv) any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

                  (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.17 SUBSTITUTION OF LENDERS

                  In the event that (a) (i) any Lender makes a claim under
Section 2.14(c) (Increased Costs) or Section 2.15 (Capital Adequacy), or (ii) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to Section 2.14(d) (Illegality), or (iii) the Borrower is required to make any payment pursuant to
Section 2.16 (Taxes) that is attributable to any Lender, or (iv) any Lender is a Non-Funding Lender, (b) in the case of clause (a)(i) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (c) Lenders holding at least 75% of the Revolving Credit Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "Affected Lender"), the Borrower may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within 90 days following the occurrence of any of the events described in clauses (a)(i), (ii), (iii) or (iv)) by the Borrower to the Administrative Agent and the Affected Lender that the Borrower intends to make such substitution, which substitute financial institution must be an Eligible Assignee and, if not a Lender, reasonably acceptable to the Administrative Agent; provided, however, that if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, Lenders making such claims. In the event that the proposed substitute financial institution or other entity is reasonably acceptable to the Administrative Agent and the written notice was properly issued under this
Section 2.17, the Affected Lender shall sell and the substitute financial institution or other entity shall purchase at par, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution or other entity shall assume and the Affected Lender shall be relieved of its Revolving Credit Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase and assumption (which, in any event shall be conditioned upon the payment in full by the Borrower to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution or other entity shall become a "Lender" hereunder for all purposes of this Agreement having a Revolving Credit Commitment in the amount of such Affected Lender's Revolving Credit Commitment assumed by it and such Revolving Credit Commitment of the Affected Lender shall be terminated, provided that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

                  SECTION 2.18 FACILITY EXTENSION

                  (a) At any time at least 60 days but not more than 90 days prior to the date which is one year prior to the then existing Scheduled Termination Date, the Borrower, by written notice to the Administrative Agent, may request an extension of the Scheduled Termination Date then in effect for an additional one-year period; provided, that the Borrower may request no more than two extensions of the Scheduled Termination Date pursuant to this Section 2.18 (Facility Extension).

                  (b) The Administrative Agent shall promptly (and in any event within five Business Days) notify each Lender of any extension request made by the Borrower pursuant to Section 2.18(a), and each Lender shall in turn, in its sole discretion, after receipt of such extension request not earlier than 30 days prior to the Scheduled Termination Date and not later than 20 days prior to the Scheduled Termination Date, notify the Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Administrative Agent in writing of its consent (or refusal to consent) to any such extension of the Scheduled Termination Date by the end of such 10 day period, such Lender shall be deemed to be a Non-Extending Lender (as defined below) with respect to such request. The Administrative Agent shall promptly notify the Borrower in writing of the decision of the Lenders regarding the Borrower's request for an extension of such Scheduled Termination Date. It is understood and agreed that no Lender shall have any obligation to agree to any request made by the Borrower for an extension of the Scheduled Termination Date.

                  (c) If Lenders holding at least 75% of the Revolving Credit Commitments at such time (after giving effect to any assumptions of the Revolving Credit Commitments of Non-Extending Lenders (as defined below) in accordance with subsection (d) of this Section 2.18 (Facility Extension)) consent in writing to any such request in accordance with subsection (b) of this
Section 2.18 (Facility Extension), the Scheduled Termination Date in effect at such time shall, upon payment by the Borrower to the Administrative Agent for the ratable benefit of the Extending Lenders of the fee set forth in Section 2.12(c)(i), effective as of the then current Scheduled Termination Date (the "Extension Date"), be extended for a period of one year as to those Extending Lenders that so consented (each an "Extending Lender") but shall not be extended as to any other Lender (each a "Non-Extending Lender"). The Administrative Agent shall notify the Borrower, in writing, of the Lenders' decision no later than 15 days prior to the Scheduled Termination Date. To the extent that the Scheduled Termination Date is not extended as to any Lender pursuant to this Section 2.18 (Facility Extension) and the Revolving Credit Commitment or Loans of such Lender are not assumed in accordance with subsection (d) of this Section 2.18 (Facility Extension) on or prior to the applicable Extension Date, the Revolving Credit Commitment and Obligations of such Non-Extending Lender shall automatically terminate and become due and payable, in whole on such unextended Scheduled Termination Date, without any further notice or other action by the Borrower, such Extending Lender or any other Person and the failure of the Borrower to pay the same shall constitute an Event of Default pursuant to clauses (a) and (b) of
Section 9.1 (Events of Default).

                  (d) If less than all of the Lenders consent to any such request pursuant to subsection (b) of this Section 2.18 (Facility Extension), the Borrower shall first offer to the Extending Lenders (and, to the extent such offer is not promptly accepted, to other Eligible Assignees) to assume, effective as of the Extension Date, any Non-Extending Lender's Revolving Credit Commitment and Loans, and all of the rights and obligations of such Non-Extending Lender under this Agreement thereafter arising in respect of such Revolving Credit Commitment or Loans, as applicable (each Eligible Assignee assuming the Revolving Credit Commitment and Loans, of one of more Non-Extending Lenders pursuant to this Section 2.18 (Facility Extension) being an "Extension Assuming Lender"), without recourse to or warranty by, or expense to, such Non-Extending Lender; provided, however, that the additional Revolving Credit Commitment of any such Extension Assuming Lender, when aggregated with other existing Revolving Credit Commitment of such Person, shall in no event be less than $5,000,000 unless the Revolving Credit Commitment, as applicable, of such Non-Extending Lender hereunder at such time is less than $5,000,000, in which case such Extension Assuming Lender shall assume all of such lesser amount; and provided, further, that:

                           (i) the Extending Lenders and Extension Assuming Lenders shall collectively have paid to the Non-Extending Lenders the aggregate principal amount of, and any interest accrued and unpaid to the effective date of such assumption on, the outstanding Loans, if any, of such Non-Extending Lenders;

                           (ii) any accrued and unpaid fees owing to such Non-Extending Lenders as of the effective date of such assumption, and all additional cost and expense reimbursements and indemnification payments payable to such Non-Extending Lenders, and all other accrued and unpaid amounts owing to such Non-Extending Lenders under this Agreement and the Revolving Credit Notes, as applicable, as of the effective date of such assumption, shall have been paid to such Non-Extending Lenders by the Borrower or such Extending Lenders and Extension Assuming Lenders; and

                           (iii) with respect to any Extending Lender or any such Extension Assuming Lender, the applicable fee required under
         Section 2.12 (Fees) shall have been paid.

                  (e) At least three Business Days prior to each Extension Date,
(A) each such Extension Assuming Lender, if any, shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance duly executed by such Extension Assuming Lender, such Non-Extending Lender, the Borrower and the Administrative Agent, (B) each such Extending Lender, if any, shall have delivered written confirmation satisfactory to the Borrower and the Administrative Agent as to any increase in the amount of its Revolving Credit Commitment resulting from its assumption of one or more Revolving Credit Commitments of the Non-Extending Lenders and (C) each Non-Extending Lender being replaced pursuant to this Section 2.18 (Facility Extension) shall have delivered to the Administrative Agent, to be held in escrow on behalf of such Non-Extending Lender until the payment in full of all amounts owing to such Non-Extending Lender under clauses (i) through (iii) of Section 2.18(d), any Revolving Credit Note, as applicable, held by such Non-Extending Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and
(iii) of Section 2.18(d), each such Extending Lender or Extension Assuming Lender, as of the Extension Date, will be substituted for the applicable Non-Extending Lenders under this Agreement and shall be a Lender for all purposes of this Agreement in proportion to the actual amount of the Revolving Credit Commitment assumed, without any further acknowledgment by or the consent of any of the other Lenders, and the obligations of each such Non-Extending Lender hereunder shall, by the provisions hereof, be released and discharged.

                  (f) All references in this Agreement and in the Notes to the "Scheduled Termination Date" shall, with respect to each Extending Lender and each Extension Assuming Lender for each Extension Date, refer to the Scheduled Termination Date. Promptly following the effectiveness of any extension contemplated by this Section 2.18 (Facility Extension), the Administrative Agent shall notify the Lenders (including, without limitation, each Extension Assuming Lender) of such extension and shall thereupon record in the Register the relevant information with respect to each such Extending Lender and each such Extension Assuming Lender.

                  SECTION 2.19 FACILITY INCREASE

                  The Borrower may request, in writing, an increase in the aggregate Revolving Credit Commitments by up to $5,000,000 (the "Facility Increase"); provided, however, that such increase will only become effective if
(i) the Borrower shall have given the Administrative Agent at least 10 Business Days' notice of its intention to effect a Facility Increase and the desired amount of such Facility Increase, (ii) at the time of and after giving effect to such increase, the Borrower is in pro forma compliance with the financial covenants set forth in Article V (Financial Covenants) hereof, (iii) no Default or Event of Default has occurred and is continuing, (iv) at least one Lender agrees to participate in such Facility Increase (or an Eligible Assignee or Eligible Assignees acceptable to the Arranger in its sole and absolute discretion agrees to accept the offer of such increase as provided below), (v) the conditions precedent to a Borrowing set forth in Section 3.2 are satisfied as of such date, and (vi) an opinion of counsel to the Loan Parties in form and substance and from counsel satisfactory to the Administrative Agent and addressed to the Administrative Agent, the Issuers and the Lenders and addressing such matters as any Lender through the Administrative Agent may reasonably request shall be delivered to the Administrative Agent. The Borrower shall have the right to offer such increase to (x) the existing Lenders, and each existing Lender will have the right, but not the obligation, to commit to all or a portion of the proposed increase or (y) other Eligible Assignees acceptable to the Arranger in its sole and absolute discretion; provided, however, that the minimum Revolving Credit Commitment of each such new Eligible Assignee accepting a Revolving Credit Commitment as part of such Facility Increase equals or exceeds $5,000,000, and such Lender or Eligible Assignee executes an Assumption Agreement pursuant to which such Lender agrees to commit to all or a portion of such Facility Increase and, in the case of an Eligible Assignee, to be bound by the terms of this Agreement as a Lender. On the effective date provided for in the Assumption Agreement providing for a Facility Increase (each a "Facility Increase Effective Date"), the Revolving Credit Commitments will be increased by the amount committed to by each Lender or Eligible Assignee on the Facility Increase Effective Date. In the event there are Lenders and Eligible Assignees that have committed to a Facility Increase in excess of the maximum amount requested (or permitted), then the Administrative Agent shall have the right to allocate such commitments, first to Lenders and then to Eligible Assignees, on whatever basis the Administrative Agent determines is appropriate in consultation with the Borrower.

                                   ARTICLE III

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

                  SECTION 3.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS
                              OF CREDIT

                  The obligation of each Lender to make the Loans requested to be made by it on the Closing Date and the obligation of each Issuer to issue Letters of Credit on the Closing Date is subject to the satisfaction or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.) of each of the following conditions precedent:

                  (a) Certain Documents.

                  The Administrative Agent shall have received on the Closing Date each of the following, each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each
Lender:

                           (i) this Agreement, duly executed and delivered by the Borrower and, for the account of each Lender requesting the same, a Revolving Credit Note or Revolving Credit Notes of the Borrower conforming to the requirements set forth herein;

                           (ii) the Guaranty, duly executed by each Guarantor;

                           (iii) the Pledge Agreement, duly executed by the Borrower and each Guarantor, together with:

                                    (A) evidence satisfactory to the
                  Administrative Agent that the Administrative Agent (for the benefit of the Secured Parties) has a valid and perfected first priority security interest in the Collateral, including
                  (x) such documents duly executed by each Loan Party as the Administrative Agent may request with respect to the perfection of its security interests (on behalf of the Secured Parties) in the Collateral and (y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those which shall be terminated, and for which termination statements have been provided, on the Closing Date); and

                                    (B) share certificates representing all of
                  certificated Pledged Stock being pledged pursuant to such Pledge Agreement and undated stock powers for such share certificates executed in blank;

                           (iv) a favorable opinion of (A) Vinson & Elkins L.L.P., counsel to the Loan Parties, in substantially the form of Exhibit H and (B) counsel to the Administrative Agent as to the enforceability of this Agreement and the other Loan Documents to be executed on the Closing Date;

                           (v) a copy of each Related Document (other than the Senior Note Indenture and the Subordinated Note Indenture) certified as being complete and correct by a Responsible Officer of the Borrower;

                           (vi) copies of the Senior Note Indenture and the Subordinated Note Indenture certified as being complete and correct by a Responsible Officer of the Borrower;

                           (vii) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each Loan Party, certified as of a recent date by the Secretary of State of the state of organization or formation of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;

                           (viii) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to the immediately preceding clause;

                           (ix) a certificate of a Responsible Officer of the Borrower, stating that the Borrower and each Guarantor is Solvent after giving effect to the Merger, the issuance of the Notes, the initial Loans and Letters of Credit, the application of the proceeds thereof in accordance with Section 7.11 (Application of Proceeds) and the payment of all estimated legal, accounting and other fees related hereto and thereto;

                           (x) a certificate of a Responsible Officer to the effect that (A) the condition set forth in Section 3.2(b) (Representations and Warranties; No Defaults) has been satisfied and
         (B) no litigation not listed on Schedule 4.7 shall have been commenced against any Loan Party or any of its Subsidiaries that, if adversely determined, would have a Material Adverse Effect;

                           (xi) evidence reasonably satisfactory to the Administrative Agent that the insurance policies required by Section
         7.5 (Maintenance of Insurance) and any Collateral Document are in full force and effect;

                           (xii) (a) a pro forma estimated balance sheet of the Borrower and its Subsidiaries at the Closing Date giving effect to the Merger and the transactions contemplated thereby and the issuance of the Notes, (b) audited annual financial statements of Engle and its Subsidiaries and Newmark and its Subsidiaries through the Fiscal Year ended December 31, 2001 and (iii) the Borrower's business plan which shall include a financial forecast on a quarterly basis after the Closing Date through the year of the Scheduled Termination Date prepared by the Borrower's management; and

                           (xiii) such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request.

                  (b) Refinanced Indebtedness.

                  All Refinanced Indebtedness and all liens granted thereunder shall have been, or shall contemporaneously be, terminated pursuant to pay-off documentation in form and substance satisfactory to the Administrative Agent.

                  (c) Proceeds from Notes.

                  The Borrower shall have received gross proceeds of at least
(i) $200,000,000 from the issuance of the Senior Notes, and (ii) $150,000,000 from the issuance of the Subordinated Notes.

                  (d) Minimum Consolidated Tangible Net Worth.

                  A Responsible Officer of the Borrower shall have certified to the Administrative Agent with supporting documentation in reasonable detail that Consolidated Tangible Net Worth equals or exceeds $270,000,000 on the Closing Date, and the Administrative Agent in its sole discretion shall be satisfied with the accuracy of such certification.

                  (e) Fee and Expenses Paid.

                  There shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable, all fees due and payable on or before the Closing Date (including all such fees described in the Fee Letter and all reasonable fees and expenses of counsel for which invoices in reasonable detail have been presented), and all expenses due and payable on or before the Closing Date.

                  (f) Material Adverse Change.

                  No material adverse change to the business, condition (financial or otherwise), performance, properties or prospects, operations or properties of (x) Engle and its Subsidiaries, taken as a whole, since December 31, 2001 or (y) Newmark and its Subsidiaries, taken as a whole, since December 31, 2001, shall have occurred.

                  (g) Litigation.

                  There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (i) could reasonably be expected to result in a Material Adverse Change or, except as disclosed herein, if adversely determined, could reasonably be expected to result in a Material Adverse Change or (ii) restrains, prevents or imposes or can reasonably be expected to impose materially adverse conditions upon the issuance of the Notes, the funding of the Facility or other transactions contemplated hereby.

                  (h) Officers of the Borrower.

                  The senior officer positions of Chief Executive Officer and Chief Financial Officer of the Borrower shall be held by Antonio B. Mon and Tommy McAden, respectively, in each case pursuant to employment contracts (or otherwise on terms) satisfactory to the Administrative Agent in its sole discretion, and the other senior officers and management of TOI and the Borrower shall be the senior officers and management disclosed to the Administrative Agent in organizational charts delivered to the Administrative Agent as of the date hereof.

                  (i) Related Documents.

                  The Administrative Agent shall be satisfied that: (i) the terms and conditions of the Merger Agreement shall not have been amended, waived or modified without the approval of the Administrative Agent (other than non-material amendments, waivers and modifications to such terms that do not in the aggregate materially adversely affect the interests of the Administrative Agent and the Lenders), (ii) the Merger Agreement and the other Related Documents shall have been approved by all corporate action of the Borrower and each of the other parties thereto, shall be in full force and effect and there shall not have occurred and be continuing any material breach or any default thereunder, (iii) all conditions precedent to the consummation of the Merger shall have been satisfied or waived with the consent of the Administrative Agent, (v) the Merger shall have been consummated in accordance with the Merger Agreement and all applicable Requirements of Law and all representations and warranties contained in the Merger Agreement and the other Related Documents shall be true and correct in all material respects on the Closing Date.

                  (j) Consents, Etc.

                  Each of the Borrower and its Subsidiaries shall have received all material consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all material consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrower and its Subsidiaries lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, and under the Loan Documents, the Senior Note Indenture, the Subordinated Note Indenture, the Notes, and the other Related Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith, and (B) to create and perfect the Liens on the Collateral owned and to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents.

                  SECTION 3.2 CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF
                              CREDIT

                  The obligation of each Lender on any date (including the Closing Date) to make any Loan and of each Issuer on any date (including the Closing Date) to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

                  (a) Request for Borrowing or Issuance of Letter of Credit.

                  With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing (or, in the case of Swing Loan, a duly executed Swing Loan Request) and with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

                  (b) Representations and Warranties; No Defaults.

                  The following statements shall be true on and as of the date of such Loan or Issuance, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds therefrom:

                           (i) the representations and warranties set forth in
         Article IV and in the other Loan Documents shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranties shall have been true and correct on and as of such earlier date;

                           (ii) no Default or Event of Default has occurred and is continuing.

                  (c) No Legal Impediments.

                  The making of the Loans or the Issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or Issuance of such Letter of Credit and is not enjoined, temporarily, preliminarily or permanently.

                  (d) Additional Matters.

                  The Administrative Agent shall have received such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing or a Swing Loan Request and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Borrower to an Issuer of a Letter of Credit Request and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in Section 3.2(b) (Representations and Warranties; No Defaults) on the date of the making of such Loan or the Issuance of such Letter of Credit.

                  SECTION 3.3 DETERMINATIONS OF INITIAL BORROWING CONDITIONS

                  For purposes of determining compliance with the conditions specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing or Issuance hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's Ratable Portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants to the Lenders, the Issuers and the Administrative Agent, on and as of the Closing Date, after giving effect to the issuance of the Notes, the consummation of the Merger and the making of the Loans and the other financial accommodations (including the Issuance of Letters of Credit) on the Closing Date and on and as of each date as required by Section 3.2(b)(i):

                  SECTION 4.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW

                  Each of the Borrower and its Subsidiaries (a) is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) is duly qualified to do business as a foreign corporation or entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect;
(c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (d) is in compliance with its Constituent Documents; (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not in the aggregate have a Material Adverse Effect; and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not, in the aggregate, have a Material Adverse Effect.

                  SECTION 4.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE
                              OBLIGATIONS

                  (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

                           (i) are within such Loan Party's corporate, limited liability company, partnership or other powers;

                           (ii) have been or, at the time of delivery thereof pursuant to Article III will have been duly authorized by all necessary corporate or other entity action, including the consent of shareholders, partners and members where required;

                           (iii) do not and will not (A) contravene any Loan Party's or any of its Subsidiaries' respective Constituent Documents,
         (B) violate any other Requirement of Law applicable to any Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to any Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

                           (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on
         Schedule 4.2 and which have been or will be, prior to the Closing Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), and each of which on the Closing Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

                  (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

                  SECTION 4.3 OWNERSHIP OF BORROWER; SUBSIDIARIES

                  (a) The authorized capital stock of the Borrower consists of 67,000,000 shares of common stock, $0.01 par value per share, of which 27,878,787 shares are issued and outstanding, and 3,000,000 shares of preferred stock, of which no shares are issued and outstanding. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable and 91.75% is owned beneficially and of record by TOI, free and clear of all Liens. Except as set forth on Schedule 4.3, no Stock of the Borrower is subject to any option, warrant, right of conversion or purchase or any similar right. There are no agreements or understandings to which the Borrower is a party with respect to the voting, sale or transfer of any shares of Stock of the Borrower or any agreement restricting the transfer or hypothecation of any such shares.

                  (b) Set forth on Schedule 4.3 is a complete and accurate list showing, as of the Closing Date, all Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of its organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Closing Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower. Except as set forth on Schedule 4.3, no Stock of any Subsidiary of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding Stock of each Subsidiary of the Borrower owned (directly or indirectly) by the Borrower has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Borrower or a Subsidiary of the Borrower, free and clear of all Liens (other than the Lien in favor of the Secured Parties created pursuant to the Pledge Agreement). Neither the Borrower nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents. The Borrower does not own or hold, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by Section 8.3 (Investments).

                  SECTION 4.4 FINANCIAL STATEMENTS

                  (a) The Consolidated balance sheets of Newmark and its Subsidiaries as at December 31, 2001 and of Engle and its Subsidiaries as at December 31, 2001, and the related Consolidated statements of income, retained earnings and cash flows of Newmark and its Subsidiaries and of Engle and its Subsidiaries for the fiscal year then ended, certified by Ernst & Young LLP, and the Consolidated balance sheets of Newmark and its Subsidiaries and of Engle and its Subsidiaries as at March 31, 2002, and the related Consolidated statements of income, retained earnings and cash flows of Newmark and its Subsidiaries and of Engle and its Subsidiaries for the three months then ended, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at March 31, 2002, and said statements of income, retained earnings and cash flows for the three months then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the Consolidated financial condition of Newmark and its Subsidiaries and of Engle and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

                  (b) Except as set forth on Schedule 4.4, neither the Borrower nor any of its Subsidiaries has any material obligation, material contingent liability or material liability for taxes, material long-term leases or unusual forward or long-term material commitment that is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto and not otherwise permitted by this Agreement.

                  (c) The Projections have been prepared by the Borrower in light of the past operations of its business, and reflect projections for the three year period beginning on January 1, 2002 on a quarterly basis. The Projections are based upon estimates and assumptions stated therein, that the Borrower believes in each case to be reasonable and fair in light of current conditions and current facts known to the Borrower and, as of the Closing Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein.

                  (d) The unaudited pro forma Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries, a copy of which has been delivered to each Lender pursuant to Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit) (the "Pro Forma Balance Sheet"), has been prepared as of March 31, 2002, reflects as of such date, on a pro forma basis after giving effect to the Merger, the issuance of the Notes, and the Loans to be made and the Letters of Credit to be Issued on the Closing Date and the other financing transactions contemplated hereby, the Consolidated financial condition of the Borrower and its Subsidiaries, and the assumptions expressed therein were reasonable based on the information available to the Borrower at the time so furnished and on the Closing Date.

                  SECTION 4.5 MATERIAL ADVERSE CHANGE

                  There has been no material adverse change to the business, condition (financial or otherwise), performance, properties or prospects, operations or properties of (x) Engle and its Subsidiaries, taken as a whole, since December 31, 2001, (y) Newmark and its Subsidiaries, taken as a whole, since December 31, 2001, and (z) any Loan Party or the Borrower and its Subsidiaries, taken as a whole, since December 31, 2001, and there have been no events or developments that in the aggregate have had a Material Adverse Effect.

                  SECTION 4.6 SOLVENCY

                  Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, (c) the Merger, the issuance of the Notes, and the Loans to be made and the Letters of Credit to be Issued on the Closing Date and the consummation of the other financing transactions contemplated hereby and
(d) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

                  SECTION 4.7 LITIGATION

                  Except as set forth on Schedule 4.7, there are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the Borrower, or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that in the aggregate are not reasonably likely to be determined adversely to any Loan Party and, if so determined, would not have a Material Adverse Effect. The performance of any action by any

Loan Party required or contemplated by any Loan Documents or any Related Document is not restrained or enjoined (either temporarily, preliminarily or permanently).

                  SECTION 4.8 TAXES

                  (a) All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP. Except as set forth on Schedule 4.8, no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by the Borrower and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

                  (b) Except as set forth on Schedule 4.8, none of the Borrower or any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges, (ii) incurred any obligation under any tax sharing agreement or arrangement other than those of which the Administrative Agent has received a copy prior to the date hereof, or (iii) been a member of an affiliated, combined or unitary group other than the group of which the Borrower (or its Tax Affiliate) is the common parent.

                  SECTION 4.9 FULL DISCLOSURE

                  (a) The information prepared or furnished by or on behalf of the Borrower or any Loan Party in connection with this Agreement, the other Loan Documents or the Related Documents or the consummation of the transactions contemplated hereby or thereby and the Merger taken as a whole, including the information contained in the Disclosure Documents, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading.

                  (b) The Borrower has delivered to each Lender a true, complete and correct copy of the Disclosure Documents. The Disclosure Documents comply as to form in all material respects with all applicable requirements of all applicable state and Federal securities laws.

                  SECTION 4.10 MARGIN REGULATIONS

                  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Loan or Letter of Credit will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

                  SECTION 4.11 NO BURDENSOME RESTRICTIONS; NO DEFAULTS

                  (a) Neither the Borrower nor any of its Subsidiaries (i) is a party to any Contractual Obligation the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 8.2 (Liens, Etc.)) on the property or assets of any thereof or (ii) is subject to any charter or corporate restrictions that would, in the aggregate, have a Material Adverse Effect.

                  (b) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of a Loan Party, other than, in either case, those defaults that in the aggregate would not have a Material Adverse Effect.

                  (c) No Default or Event of Default has occurred and is continuing.

                  (d) To the best knowledge of the Borrower, there are no Requirements of Law applicable to any Loan Party or any Subsidiary of any Loan Party the compliance with which by such Loan Party or such Subsidiary, as the case may be, would, in the aggregate, have a Material Adverse Effect.

                  SECTION 4.12 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING
                               COMPANY ACT

                  Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 4.13 USE OF PROCEEDS

                  The proceeds of the Loans and the Letters of Credit are being used by the Borrower solely (a) to repay the Refinanced Indebtedness, (b) to pay transaction costs, fees and expenses related to the Merger, this Agreement and the transactions contemplated hereby and thereby and (c) to provide working capital from time to time for the Borrower and its Subsidiaries and for other general corporate purposes.

                  SECTION 4.14 INSURANCE

                  Except as set forth on Schedule 4.14, all policies of insurance of any kind or nature of the Borrower or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by, and to the best knowledge and belief of the Borrower is sufficient for, businesses of the size and character of such Person.



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

Except as set forth on Schedule 4.14, none of the Borrower or any of its Subsidiaries has in the three years preceding the Closing Date been refused insurance for any material coverage for which it had applied or had any policy of insurance terminated (other than at its request).

                  SECTION 4.15 LABOR MATTERS

                  (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving the Borrower or any of its Subsidiaries, other than those that in the aggregate would not have a Material Adverse Effect.

                  (b) There are no unfair labor practices, grievances or complaints pending, or, to the Borrower's knowledge, threatened, against or involving the Borrower or any of its Subsidiaries, nor are there any pending or, to the Borrower's knowledge, threatened arbitrations or grievances involving the Borrower or any of its Subsidiaries, other than those that, in the aggregate, if resolved adversely to the Borrower or such Subsidiary, would not have a Material Adverse Effect.

                  (c) Except as set forth on Schedule 4.15, as of the Closing Date, there is no collective bargaining agreement covering any employee of the Borrower or its Subsidiaries.

                  (d) Schedule 4.15 sets forth as of the date hereof, all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of the Borrower and any of its Subsidiaries.

                  SECTION 4.16 ERISA

                  (a) Schedule 4.16 separately identifies as of the date hereof all Title IV Plans and all of the employee benefit plans within the meaning of
Section 3(3) of ERISA to which the Borrower or any of its Subsidiaries has any obligation or liability, contingent or otherwise.

                  (b) Each employee benefit plan of the Borrower or any of its Subsidiaries which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where such failures in the aggregate would not have a Material Adverse Effect.

                  (c) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that in the aggregate would not have a Material Adverse Effect.

                  (d) There has been no, nor is there reasonably expected to occur, any ERISA Event other than those that, in the aggregate, would not have a Material Adverse Effect.

                  (e) Neither the Borrower nor any ERISA Affiliate has contributed or been obligated to contribute to, any Multiemployer Plan within the last six years.

                  SECTION 4.17 ENVIRONMENTAL MATTERS

                  (a) The operations of the Borrower and each of its Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that in the aggregate are not reasonably likely to result in the Borrower and its Subsidiaries incurring Environmental Liabilities and Costs after the date hereof in excess of $15,000,000.

                  (b) None of the Borrower or any of its Subsidiaries or any Real Property currently or, to the knowledge of the Borrower, previously owned, operated or leased by or for the Borrower or any of its Subsidiaries is subject to any pending or, to the knowledge of the Borrower, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or, to the knowledge of the Borrower, threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that in the aggregate are not reasonably likely to result in the Borrower and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $15,000,000.

                  (c) Except as disclosed on Schedule 4.17, none of the Borrower or any of its Subsidiaries is a treatment, storage or disposal facility requiring a Permit under the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq., the regulations thereunder or any state analog.

                  (d) There are no facts, circumstances or conditions arising out of or relating to the operations of the Borrower or any it its Subsidiaries or ownership of Real Property owned, operated or leased by the Borrower or any of its Subsidiaries which are not specifically included in the financial information furnished to the Lenders other than those that in the aggregate are not reasonably likely to result in the Borrower and its Subsidiaries incurring Environmental Liabilities and Costs of $15,000,000 or more.

                  (e) As of the date hereof, no Environmental Lien has attached to any property of the Borrower or any of its Subsidiaries and, to the knowledge of the Borrower, no circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property.

                  (f) The Borrower and each of its Subsidiaries has made available for inspection to the Lenders copies of all environmental, health or safety audits, studies, assessments, inspections, investigations or other environmental health and safety reports relating to the operations of the Borrower or any of its Subsidiaries or any Real Property of any of them that are in the possession, custody or control of the Borrower or any of its Subsidiaries.

                  SECTION 4.18 INTELLECTUAL PROPERTY

                  The Borrower and its Subsidiaries own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are material for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of the Borrower or any of its Subsidiaries. To the Borrower's knowledge, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no action, proceeding, claim or litigation regarding any of the foregoing is pending or threatened.



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

                  SECTION 4.19 TITLE; REAL PROPERTY

                  (a) Each of the Borrower and its Subsidiaries has good and marketable or indefeasible title to, or valid leasehold interests in, all Real Property and good title to all material personal property in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such properties and assets is subject to any Lien, except Liens permitted under
Section 8.2 (Liens, Etc.).

                  (b) Set forth on Schedule 4.19 is a complete and accurate list of all Real Property not held for sale owned by each Loan Party and its Subsidiaries showing as of the Closing Date the current street address including, where applicable, county, state or other relevant jurisdiction, state, and record owner.

                  (c) All Permits required to have been issued or appropriate to enable all Real Property of the Borrower or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those that in the aggregate would not have a Material Adverse Effect.

                  (d) None of the Borrower or any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property of the Borrower or any of its Subsidiaries or any part thereof, except those that, in the aggregate, would not have a Material Adverse Effect.

                  SECTION 4.20 RELATED DOCUMENTS

                  (a) The execution, delivery and performance by each Loan Party of the Related Documents to which it is a party and the consummation of the transactions contemplated thereby by such Loan Party:

                           (i) are within such Loan Party's respective corporate, limited liability company, partnership or other powers;

                           (ii) at the Closing Date will have been duly authorized by all necessary corporate or other action, including the consent of stockholders where required;

                           (iii) do not and will not (A) contravene or violate any Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to any Loan Party, or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, except for those that in the aggregate would not have a Material Adverse Effect or (D) result in the creation or imposition of any Lien upon any property of any Loan Party or any of its Subsidiaries; and

                           (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those that (A) will have been obtained at the Closing Date, each of which will be in full force and effect on the Closing Date, none of which will on the Closing Date



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

         impose materially adverse conditions upon the exercise of control by the Borrower over any of its Subsidiaries or (B) that in the aggregate, if not obtained, would not have a Material Adverse Effect.

                  (b) Each of the Related Documents has been, on the Closing Date, duly executed and delivered by each Loan Party party thereto and as of the Closing Date will be the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

                  (c) None of the Related Documents has been amended or modified in any respect and no provision therein has been waived, except in each case to the extent permitted by Section 8.11 (Modification of Related Documents), and each of the representations and warranties therein are true and correct in all material respects and no default or event that with the giving of notice or lapse of time or both would be a default has occurred thereunder.

                  (d) The Obligations and the Guaranty constitute "Senior Debt" as defined in the Senior Note Indenture and the Subordinated Note Indenture.

                  SECTION 4.21 NON-GUARANTOR SUBSIDIARIES

                  The Subsidiaries of the Borrower that are not Guarantors do not own, in the aggregate for all such Subsidiaries, 5% or more of the Total Assets of the Borrower and its Subsidiaries or contribute 5% or more of the Consolidated Net Income of the Borrower and its Subsidiaries.

                                    ARTICLE V

                               FINANCIAL COVENANTS

                  As long as any of the Obligations or the Revolving Credit Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

                  SECTION 5.1 CONSOLIDATED TANGIBLE NET WORTH

                  The Borrower shall maintain Consolidated Tangible Net Worth at all times during any Fiscal Quarter ending after the Closing Date (or in the case of the first such Fiscal Quarter, during the period beginning on the Closing Date and ending on the last day of such Fiscal Quarter) of (a) $270,000,000 plus (b) in the case of each Fiscal Quarter ending after the Closing Date, 50% of the Consolidated Net Income of the Borrower for the preceding Fiscal Quarter (or, if such Fiscal Quarter is the first Fiscal Quarter ending after the Closing Date, the period beginning on the Closing Date and ending on the last day of such Fiscal Quarter) plus (c) 90% of the Net Cash Proceeds of any Equity Issuance from and after the Closing Date.



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

                  SECTION 5.2 MAXIMUM TOTAL LIABILITIES TO CONSOLIDATED TANGIBLE
                              NET WORTH RATIO

                  The Borrower shall maintain a Total Liabilities to Consolidated Tangible Net Worth Ratio at all times of not more than (a) 2.50 to 1, during the period beginning on the Closing Date and ending on June 30, 2003 and (b) 2.25 to 1, at all times from and after June 30, 2003.

                  SECTION 5.3 MINIMUM FIXED CHARGE COVERAGE RATIO

                  The Borrower shall maintain a Fixed Charge Coverage Ratio, as determined as of the last day of each Fiscal Quarter, for the four Fiscal Quarter period ending on such day, of greater than or equal to 2.00 to 1.

                  SECTION 5.4 UNSOLD LAND TO CONSOLIDATED TANGIBLE NET WORTH

                  The Borrower shall maintain at all times a ratio of (a) the GAAP Value of Unsold Land of the Borrower and its Subsidiaries to (b) Consolidated Tangible Net Worth of not more than 1.25 to 1.

                  SECTION 5.5 UNSOLD UNITS TO UNITS CLOSED

                  The Borrower shall maintain at all times a ratio of (a) the aggregate number of Units owned by the Borrower and its Subsidiaries that constitute Unsold Units to (b) Units Closed by the Borrower and its Subsidiaries, determined as of the last day of each calendar month, for the twelve months ending on such day, of not more than 1 to 4.

                  SECTION 5.6 UNIMPROVED LAND TO CONSOLIDATED TANGIBLE NET WORTH

                  The Borrower shall maintain at all times a ratio of (a) the GAAP Value of Unimproved Land of the Borrower and its Subsidiaries to (b) Consolidated Tangible Net Worth of not more than 0.15 to 1.

                  SECTION 5.7 MODEL HOMES TO UNITS SOLD

                  The Borrower shall maintain a ratio of (a) the aggregate number of Model Homes owned by the Borrower and its Subsidiaries to (b) the aggregate number of Units Sold by the Borrower and its Subsidiaries, determined as of the last day of each calendar month, for the twelve months ending on such day (which compliance shall be maintained from the beginning of the first day of such twelve month period through the end of the last day of such period), of not more than 0.1 to 1.

                                   ARTICLE VI

                               REPORTING COVENANTS

                  As long as any of the Obligations or the Revolving Credit Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:



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

                  SECTION 6.1 FINANCIAL STATEMENTS

                  The Borrower shall furnish to the Administrative Agent (with sufficient copies for each of the Lenders which the Administrative Agent shall distribute to the Lenders) each of the following:

                  (a) Quarterly Reports.

                  Within 45 days after the end of each Fiscal Quarter (other than Fiscal Quarters ending December 31), financial information regarding the Borrower and its Subsidiaries consisting of Consolidated and consolidating unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections, or, if applicable the latest business plan provided pursuant to clause (d) below, for the current Fiscal Year, in each case certified by the Chief Financial Officer of the Borrower as fairly presenting the Consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

                  (b) Annual Reports.

                  Within 90 days after the end of each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such year and related statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such Consolidated Financial Statements, without qualification as to the scope of the audit or as to the Borrower being a going concern by Ernst & Young LLP or other independent certified public accountants acceptable to the Administrative Agent, together with the report of such accounting firm stating that (i) such Financial Statements fairly present the Consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the Financial Statements) and (ii) the examination by such accountants in connection with such Consolidated Financial Statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries such accounting firm has obtained no knowledge that a Default or Event of Default in respect of the financial covenant contained in Section 5.2 (Maximum Total Liabilities to Consolidated Tangible Net Worth Ratio) has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing in respect of such financial covenant, a statement as to the nature thereof.

                  (c) Compliance Certificate.

                  Together with each delivery of any financial statement pursuant to clauses (a) and (b) of this Section 6.1 (Financial Statements), a certificate of a Responsible Officer of the Borrower (each, a "Compliance Certificate") (i) showing in reasonable detail the calculations used in determining the Total Liabilities to Consolidated Tangible Net Worth Ratio (for purposes of determining the Applicable Margin and the Applicable Unused Commitment Fee Rate) and demonstrating compliance with each of the financial covenants contained in Article V as of the end of such quarter and
(ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action that the Borrower proposes to take with respect thereto.

                  (d) Projections/Business Plan.

                  Not later than 15 days prior to the end of each Fiscal Year, and containing substantially the types of financial information contained in the Projections, the annual business and financial plans of the Borrower for the next succeeding Fiscal Year certified by the Chief Financial Officer of the Borrower, with updates to such plans provided on July 31 of each year beginning in 2002, or more frequently as reasonably requested by the Lenders.

                  (e) Management Letters, Etc.

                  Within five Business Days after receipt thereof by any Loan Party, copies of each management letter, exception report or similar letter or report received by such Loan Party from its independent certified public accountants.

                  SECTION 6.2 DEFAULT NOTICES

                  As soon as practicable, and in any event within five Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event having had a Material Adverse Effect, the Borrower shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

                  SECTION 6.3 LITIGATION

                  Promptly after the commencement thereof, the Borrower shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the Borrower or any of its Subsidiaries, that (a) seeks injunctive or similar relief or (b) in the reasonable judgment of the Borrower or such Subsidiary, expose the Borrower or such Subsidiary to liability in an amount aggregating $15,000,000 or more or which, if adversely determined, would have a Material Adverse Effect.

                  SECTION 6.4 NOTICES UNDER RELATED DOCUMENTS

                  Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of all material notices, certificates or reports delivered pursuant to, or in connection with, any Related Document.

                  SECTION 6.5 SEC FILINGS; PRESS RELEASES

                  Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of (a) all reports which the Borrower or TOI sends to its security



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

holders generally, (b) all reports and registration statements which the Borrower or TOI or any of its Subsidiaries files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc. and (c) all other statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public.

                  SECTION 6.6 LABOR RELATIONS

                  Promptly after becoming aware of the same, the Borrower shall give the Administrative Agent written notice of (a) any material labor dispute to which the Borrower or any of its Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any of such Person.

                  SECTION 6.7 TAX RETURNS

                  Upon the request of the Administrative Agent, the Borrower will provide copies of all federal, state, local and foreign tax returns and reports filed by the Borrower or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes).

                  SECTION 6.8 INSURANCE

                  As soon as is practicable and in any event within 90 days after the end of each Fiscal Year, the Borrower shall furnish the Administrative Agent (in sufficient copies for each of the Lenders) with (a) a report in form and substance reasonably satisfactory to the Administrative Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage and (b) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid.

                  SECTION 6.9 ERISA MATTERS

                  The Borrower shall furnish the Administrative Agent (with sufficient copies for each of the Lenders) each of the following:

                  (a) promptly and in any event within 30 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, written notice describing such event;

                  (b) promptly and in any event within 10 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Borrower describing such ERISA Event or waiver request and the action, if any, that the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed by the Borrower, any of its Subsidiaries or any ERISA Affiliate with the PBGC or the IRS pertaining thereto; and

                  (c) simultaneously with the date that the Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

                  SECTION 6.10 ENVIRONMENTAL MATTERS

                  The Borrower shall provide the Administrative Agent promptly and in any event within 10 days after the Borrower or any Subsidiary learning of each of the following, written notice of any of the following:

                  (a) that any Loan Party is or may be liable to any Person as a result of a Release or threatened Release that could reasonably be expected to subject such Loan Party to Environmental Liabilities and Costs of $15,000,000 or more;

                  (b) the receipt by any Loan Party of notification that any real or personal property of such Loan Party is or is reasonably likely to be subject to any Environmental Lien;

                  (c) the receipt by any Loan Party of any notice of violation of or potential liability under, or knowledge by such Loan Party that there exists a condition that could reasonably be expected to result in a violation of or liability under any Environmental Law, except for violations and liabilities the consequence of which in the aggregate would not be reasonably likely to subject the Loan Parties collectively to Environmental Liabilities and Costs of $15,000,000 or more;

                  (d) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, that in the aggregate, if adversely determined, would have a reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $15,000,000 or more;

                  (e) any proposed acquisition of stock, assets or real estate, any proposed leasing of property, or any other action by any Loan Party or any of its Subsidiaries other than those the consequences of which in the aggregate have reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $15,000,000 or less;

                  (f) any proposed action by any Loan Party or any of its Subsidiaries or any proposed change in Environmental Laws that in the aggregate have a reasonable likelihood of requiring the Loan Parties to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that in the aggregate would cost $15,000,000 or more or subject the Loan Parties to additional Environmental Liabilities and Costs of $15,000,000; and

                  (g) upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

                  SECTION 6.11 BORROWING BASE DETERMINATION

                  (a) No later than 15 days after the last day of each calendar month or more frequently as requested by the Administrative Agent, a Borrowing Base Certificate as of the first day of such month executed by a Responsible Officer of the Borrower. The Borrower agrees that each Borrowing Base Certificate delivered by the Borrower shall be accompanied by appropriate supporting data and shall not be deemed delivered until verified by the Administrative Agent to the Administrative Agent's satisfaction. Upon verification by the Administrative Agent, each Borrowing Base Certificate shall be deemed delivered for purposes of determining the Borrowing Base as of the date of its actual delivery. The Borrower agrees that the Administrative Agent in the process of its verification may determine, in its reasonable discretion, the particular category to which any Borrowing Base Asset belongs.

                  (b) The Administrative Agent may (prior to the occurrence of an Event of Default, at its sole cost and expense, and, after and during the continuance of an Event of Default, at the Borrower's sole cost and expense) make physical verifications of the Borrowing Base Assets in any manner and through any medium that the Administrative Agent considers advisable, and the Borrower shall furnish all such assistance and information as the Administrative Agent may require in connection therewith.

                  SECTION 6.12 CUSTOMER CONTRACTS

                  Promptly after becoming aware of the same, the Borrower shall give the Administrative Agent prior to the Closing Date written notice of any cancellation, termination or loss of any material Contractual Obligation.

                  SECTION 6.13 OTHER INFORMATION

                  The Borrower will provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

                  As long as the Obligations or the Revolving Credit Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

                  SECTION 7.1 PRESERVATION OF CORPORATE EXISTENCE, ETC.

                  The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its legal existence, rights (charter and statutory) and franchises, except as permitted by Section 8.3 (Investments), Section 8.6 (Restriction on Fundamental Changes) and Section 8.10 (Modification of Constituent Documents).

                  SECTION 7.2 COMPLIANCE WITH LAWS, ETC.

                  The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not in the aggregate have a Material Adverse Effect.



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                  SECTION 7.3 CONDUCT OF BUSINESS

                  The Borrower shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course and (b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Subsidiaries, except where the failure to comply with the covenants in each of clauses (a) and (b) above would not in the aggregate have a Material Adverse Effect.

                  SECTION 7.4 PAYMENT OF TAXES, ETC.

                  The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful material governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP.

                  SECTION 7.5 MAINTENANCE OF INSURANCE

                  The Borrower shall (a) maintain for, and cause to be maintained by, each of its Subsidiaries insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, and such other insurance as may be reasonably requested by the Requisite Lenders, and, in any event, all insurance required by any Collateral Documents and (b) cause all such insurance to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Administrative Agent.

                  SECTION 7.6 MAINTENANCE OF CONTRACTUAL OBLIGATIONS

                  The Borrower shall, and shall cause each of its Subsidiaries to, perform, observe and comply with each of the covenants, conditions and agreements set forth in the Related Documents and under each other Contractual Obligation under which it or any of its Subsidiaries may be bound (including to pay all rent and other charges payable under any lease and all Indebtedness and other obligations as the same become due) and do all things necessary to preserve and to keep unimpaired any rights the Borrower or any of its Subsidiaries may have under any Contractual Obligation; provided, however, that the Borrower shall not be deemed in default under this Section 7.6 (Maintenance of Contractual Obligations) if all such failures in the aggregate would have no Material Adverse Effect.

                  SECTION 7.7 TRANSACTIONS WITH AFFILIATES

                  The Borrower shall conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise not prohibited under this Agreement with any of their Affiliates (including payment of management fees) on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in an arm's-length transaction with a Person not an Affiliate thereof; provided, however, that (a) the Borrower may make payments to TOI of up to $3,500,000 in any Fiscal Year under the Management Services Agreement (or another similar agreement) and (b) the Borrower may perform its obligations under the Tax Allocation Agreement.



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

                  SECTION 7.8 ACCESS

                  The Borrower shall from time to time permit the Administrative Agent and the Lenders, or any agents or representatives thereof, within five Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries, (b) visit the properties of the Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with any of their respective officers or directors and (d) communicate directly with any of the Borrower's certified public accountants. The Borrower shall authorize its independent certified public accountants to disclose to the Administrative Agent or any Lender during the continuance of an Event of Default of the type described in clause (a) or (b) of Section 9.1 (Events of Default) any and all Financial Statements and other information of any kind, as the Administrative Agent or any Lender reasonably requests from the Borrower and that such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Borrower or any of its Subsidiaries.

                  SECTION 7.9 KEEPING OF BOOKS

                  The Borrower shall, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP (to the extent GAAP is applicable thereto) of all financial transactions and the assets and business of the Borrower and each such Subsidiary.

                  SECTION 7.10 MAINTENANCE OF PROPERTIES, ETC.

                  The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve, (a) all of its properties which are necessary in the conduct of its business in good working order and condition, subject to ordinary wear and tear, (b) all rights, permits, licenses, approvals and privileges (including all Permits) used or useful or necessary in the conduct of its business and (c) all registered patents, trademarks, trade names, copyrights, service marks and other intellectual property with respect to its business, except where the failure to so maintain and preserve would not in the aggregate have a Material Adverse Effect.

                  SECTION 7.11 APPLICATION OF PROCEEDS

                  The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.13 (Use of Proceeds).

                  SECTION 7.12 ENVIRONMENTAL

                  The Borrower shall, and shall cause each of its Subsidiaries to comply in all material respects with Environmental Laws and, without limiting the foregoing, the Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of the Borrower and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $15,000,000 in the aggregate, (a) conduct or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (b) take such Remedial Action, and undertake such investigation or other action as required by Environmental Laws or as any Governmental Authority requires or as is appropriate



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and consistent with good business practice to address the Release or event and otherwise ensure compliance with Environmental Laws.

                  SECTION 7.13 ADDITIONAL COLLATERAL AND GUARANTIES

                  To the extent not delivered to the Administrative Agent on or before the Closing Date, the Borrower promptly shall, and shall cause each of its Subsidiaries promptly to, (a) execute and deliver to the Administrative Agent such amendments to the Collateral Documents and take such actions as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Stock and Stock Equivalents of any Subsidiary that are owned by the Borrower or any of its Subsidiaries (and in the case of any such Subsidiary that is not a Domestic Subsidiary, requested to be pledged by the Administrative Agent); provided, however, that in no event shall the Borrower or any of its Subsidiaries be required to pledge in excess of 65% of the outstanding Voting Stock of any direct Subsidiary of the Borrower that is not a Domestic Subsidiary or any of the Stock of such Subsidiary's Subsidiaries; and provided, further, (i) unless required to join the Guaranty as set forth below, the Borrower and its Subsidiaries shall not be required to pledge the Stock of any Landholding Interest which prohibits such pledge and (ii) the Borrower and its Subsidiaries shall not be required to pledge the Stock of any of Prestige Abstract & Title, LLC, a Florida limited liability company, Professional Advantage Title, Ltd., a Florida limited partnership, Universal Land Title of South Florida, Ltd., a Florida limited partnership, and Universal Land Title of the Palm Beaches, Ltd., a Florida limited partnership, for so long as the organizational documents of such Subsidiary prohibit such pledge (it being understood that such Subsidiaries may be required to join the Guaranty)
(b) deliver to the Administrative Agent the certificates (if any) representing such Stock and Stock Equivalents, together with undated stock powers endorsed in blank, in each case executed and delivered by a Responsible Officer of the Borrower or such Subsidiary, as the case may be, (c) in the case of any Subsidiary that is a Domestic Subsidiary owning 5% or more of the Total Assets of the Borrower and its Subsidiaries or contributing 5% or more of the Consolidated Net Income of the Borrower and its Subsidiaries for the immediately preceding four Fiscal Quarters, cause such Subsidiary (A) to become a party to
(I) the Guaranty by executing a Guaranty Supplement and (II) the applicable Collateral Documents by the execution of a joinder agreement in form and substance satisfactory to the Administrative Agent and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected security interest in the Collateral described in the Collateral Documents with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent and (d) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, in the event that at any time the Subsidiaries of the Borrower that are not Guarantors own, in the aggregate for all such Subsidiaries, 5% or more of the Total Assets of the Borrower and its Subsidiaries or contribute 5% or more of the Consolidated Net Income of the Borrower and its Subsidiaries for the immediately preceding four Fiscal Quarters, the Borrower shall promptly cause such number of its Subsidiaries to become a party to (x) the Guaranty by executing a Guaranty Supplement and (y) the applicable Collateral Documents by the execution of a joinder agreement in form and substance satisfactory to the Administrative Agent so that the Subsidiaries of the Borrower that are not Guarantors do not own, in the aggregate for all such Subsidiaries, 5% or more of the Total



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Assets of the Borrower and its Subsidiaries or contribute 5% or more of the
Consolidated Net Income of the Borrower and its Subsidiaries for the immediately preceding four Fiscal Quarters. In the event that any Subsidiary of the Borrower incurs any Guaranty Obligation in respect of the Senior Notes or the Subordinated Notes, the Borrower shall promptly cause such Subsidiary to become a party to (x) the Guaranty by executing a Guaranty Supplement and (y) the applicable Collateral Documents by the execution of a joinder agreement in form and substance satisfactory to the Administrative Agent.

                  SECTION 7.14 INTEREST RATE CONTRACTS

                  The Borrower shall as soon as practicable and in any event not later than 120 days after the Closing Date, adopt policies with respect to Interest Rate Contracts and Hedging Contracts which policies shall be reasonably satisfactory to the Administrative Agent.

                  SECTION 7.15 REAL PROPERTY

                  (a) The Borrower shall, and shall cause each of its Subsidiaries to, (i) comply in all material respects with all of their respective obligations under all of their respective Leases now or hereafter held respectively by them with respect to Real Property, (ii) not modify, amend, cancel, extend or otherwise change in any materially adverse manner any term, covenant or condition of any such Lease, (iii) not assign or sublet any other Lease if such assignment or sublet would have a Material Adverse Effect, (iv) provide the Administrative Agent with a copy of each notice of default under any material Lease received by the Borrower or any Subsidiary of the Borrower as soon as practicable upon receipt thereof and deliver to the Administrative Agent a copy of each notice of default sent by the Borrower or any Subsidiary of the Borrower under any material Lease simultaneously with its delivery of such notice under such Lease and (v) notify the Administrative Agent at least 14 days prior to the date the Borrower or any Subsidiary takes possession of, or becomes liable under, any new leased premises or Lease, whichever is earlier.

                  (b) At least 15 Business Days prior to (i) entering into any Lease (other than a renewal of an existing Lease) for the principal place of business and chief executive office of the Borrower or any other Guarantor or any other Lease (including any renewal) in which the annual rental payments are anticipated to equal or exceed $1,000,000 or (ii) acquiring of any material owned Real Property, the Borrower shall, and shall cause such Guarantor to, provide the Administrative Agent written notice thereof.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                  As long as any of the Obligations or the Revolving Credit Commitments remain outstanding, without the written consent of the Requisite Lenders, the Borrower agrees with the Lenders and the Administrative Agent that:

                  SECTION 8.1 INDEBTEDNESS

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:



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

                  (a) the Obligations;

                  (b) Indebtedness existing on the date of this Agreement and disclosed on Schedule 8.1;

                  (c) Guaranty Obligations incurred by the Borrower or any Guarantor in respect of Indebtedness of the Borrower or any Guarantor otherwise permitted by this Section 8.1 (Indebtedness);

                  (d) Capital Lease Obligations and purchase money Indebtedness incurred by the Borrower or a Subsidiary of the Borrower to finance the acquisition of fixed assets in an aggregate outstanding principal amount not to exceed $5,000,000 at any time;

                  (e) Renewals, extensions, refinancings and refundings of Indebtedness permitted by clause (b), (d) or (e) of this Section 8.1 (Indebtedness); provided, however, that any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, and is on terms, taken as a whole, no less favorable to the Borrower or such Subsidiary, including as to weighted average maturity, than the Indebtedness being renewed, extended, refinanced or refunded;

                  (f) Indebtedness arising from intercompany loans (i) from the Borrower to any Guarantor or from any Guarantor to the Borrower or any other Guarantor and (ii) from the Borrower or any Guarantor to any Subsidiary of the Borrower that is not a Guarantor; provided, however, that the Investment in the intercompany loan to such Subsidiary is permitted under Section 8.3 (Investments);

                  (g) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business;

                  (h) Obligations under Interest Rate Contracts pursuant to
Section 7.14 (Interest Rate Contracts);

                  (i) unsecured Indebtedness (other than Guaranty Obligations) not otherwise permitted under this Section 8.1 (Indebtedness); provided, that the incurrence of such Indebtedness does not cause a default under any other Indebtedness of the Borrower and its Subsidiaries;

                  (j) Indebtedness (i) in respect of the Senior Notes in an aggregate principal amount not in excess of $200,000,000, and (ii) in respect of the Subordinated Notes in an aggregate principal amount not in excess of $150,000,000;

                  (k) additional Indebtedness (other than Guaranty Obligations) of any Subsidiary of the Borrower in respect of Landholding Interests not to exceed at any time 5% of Consolidated Tangible Net Worth; and

                  (l) Indebtedness under the Warehouse Line of Credit owed by Preferred Home Mortgage Company or its Wholly-Owned Subsidiaries not to exceed in the aggregate the principal amount of $50,000,000 plus increases to the maximum available amount under the Warehouse Line of Credit not to exceed at any time in the aggregate for all such increases 5% of Consolidated Tangible Net Worth.



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

                  SECTION 8.2 LIENS, ETC.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for:

                  (a) Liens created pursuant to the Loan Documents;

                  (b) Liens existing on the date of this Agreement and disclosed on Schedule 8.2;

                  (c) Customary Permitted Liens of the Borrower and its Subsidiaries;

                  (d) purchase money Liens granted by the Borrower or any Subsidiary of the Borrower (including the interest of a lessor under a Capital Lease and Liens to which any property is subject at the time of the Borrower's or such Subsidiary's acquisition thereof) securing Indebtedness permitted under
Section 8.1(d) and limited in each case to the property which does not constitute Borrowing Base Assets purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

                  (e) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clauses (b), (d) or (e) of this Section 8.2 (Liens, Etc.) without any change in the assets subject to such Lien;

                  (f) Liens on the assets of any Subsidiary of the Borrower holding any Landholding Interest securing Indebtedness of such Subsidiary permitted under clause (k) of Section 8.1 (Indebtedness);

                  (g) Liens on the property and assets of Preferred Home Mortgage Company and its Wholly-Owned Subsidiaries to secure Indebtedness permitted under clause (l) of Section 8.1 (Indebtedness);

                  (h) Liens pursuant to warranty deeds of trust securing profit participations and marketing fees payable at the time of a third party house closing not to exceed $200,000 in the aggregate at any time; and

                  (i) Liens on the property and assets of Subsidiaries of the Borrower that are not Domestic Subsidiaries.

                  SECTION 8.3 INVESTMENTS

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make or maintain any Investment except:

                  (a) Investments existing on the date of this Agreement and disclosed on Schedule 8.3;

                  (b) Investments in cash and Cash Equivalents;



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                  (c) Investments in accounts, contract rights and chattel paper
(each as defined in the Uniform Commercial Code), notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of the Borrower and its Subsidiaries;

                  (d) Investments received in settlement of amounts due to the Borrower or any Subsidiary of the Borrower effected in the ordinary course of business;

                  (e) Investments by (i) the Borrower in any Guarantor, or by any Guarantor in the Borrower or any other Guarantor, or (ii) a Subsidiary that is not a Guarantor in the Borrower or any other Subsidiary; provided, however, that Investments made in Preferred Home Mortgage Company and its Subsidiaries shall not exceed in the aggregate at any time the greater of (x) $60,000,000 and
(y) 20% of Consolidated Tangible Net Worth;

                  (f) loans or advances to employees of the Borrower or any of its Subsidiaries in the ordinary course of business, which loans and advances shall not exceed the aggregate outstanding principal amount of $2,000,000 at any time;

                  (g) Investments constituting Guaranty Obligations permitted by clause (c) of Section 8.1 (Indebtedness);

                  (h) Investments in the same or a complimentary line of business as the Borrower not otherwise permitted hereby in an aggregate outstanding amount not to exceed $10,000,000 at any time;

                  (i) equity Investments in Landholding Interests the book value of which shall not at any time exceed in the aggregate for all such Investments 5% of Consolidated Tangible Net Worth; and

                  (j) Investments in Permitted Acquisitions.

                  SECTION 8.4 SALE OF ASSETS

                  The Borrower will not, and will not permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of its assets or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock Equivalent (any such disposition being an "Asset Sale"), except for the following:

                  (a) the sale or disposition of assets held for sale in the ordinary course of business (including Asset Sales made in the ordinary course of business pursuant to the Warehouse Line of Credit);

                  (b) the sale or disposition of equipment that has become obsolete or is replaced in the ordinary course of business;

                  (c) assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business; and



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

                  (d) any Asset Sale to the Borrower or any Guarantor.

                  SECTION 8.5 RESTRICTED PAYMENTS

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:

                  (a) Restricted Payments by any Subsidiary of the Borrower to the Borrower or any Guarantor; and

                  (b) cash dividends in any period of four consecutive Fiscal Quarters not to exceed:

                           (i) 3% of the aggregate amount of Consolidated Net Income for such four Fiscal Quarter period, if the Total Liabilities to Consolidated Tangible Net Worth Ratio of the Borrower for such four Fiscal Quarter period is greater than or equal to 1.5 to 1; and

                           (ii) 10% of the aggregate amount of Consolidated Net Income for such four Fiscal Quarter period, if the Total Liabilities to Consolidated Tangible Net Worth Ratio of the Borrower for such four Fiscal Quarter period is less than the 1.5 to 1;

provided, however, that in the event that as a result of the application of the formulae in clause (b) above the Borrower declares or pays a cash dividend or dividends in an amount which is permitted under clause (b) above in one or more Fiscal Quarters and the result of such permitted cash dividend or dividends is that, as a consequence of changes in the Consolidated Net Income of the Borrower and its Subsidiaries, in a subsequent Fiscal Quarter the Borrower has exceeded the amount permitted under clause (b) above such cash dividend shall not be required to be refunded to the Borrower and the same shall not constitute a Default or Event of Default hereunder, but the Borrower shall not be permitted to declare or pay any cash dividend in such Fiscal Quarter; provided, further, that the Restricted Payments described in clause (b) above shall not be permitted if either (A) an Event of Default or Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom or (B) such Restricted Payment is prohibited under the terms of any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries; provided, further, that (i) the Restricted Payments described in clause (b) above shall not be permitted unless before and after giving effect to such Restricted Payments, the Borrower shall be in compliance with the financial covenants contained in Article IV on a pro forma basis, and (ii) for purposes of calculating Total Liabilities to Consolidated Tangible Net Worth Ratio in clause
(b) above, the Net Worth of the Borrower for the immediately preceding Fiscal Quarter shall be calculated as if any Equity Issuance that occurs in the current Fiscal Quarter prior to such cash dividend had occurred in the previous Fiscal Quarter.

                  SECTION 8.6 RESTRICTION ON FUNDAMENTAL CHANGES

                  Except for Permitted Acquisitions, the Borrower shall not, and shall not permit any of its Subsidiaries to (a) merge (other than the Merger) with any Person other than any Subsidiary into the Borrower or any Guarantor, as long as the surviving entity of such merger is the Borrower or a Guarantor, (b) consolidate with any Person other than any Subsidiary into the



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Borrower or any Guarantor, as long as the surviving entity of such consolidation is the Borrower or a Guarantor, (c) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (d) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (e) enter into any joint venture or partnership with any Person, other than pursuant to an Investment made pursuant to clause (h) of Section 8.3 (Investments) or (f) create any Subsidiary unless, after giving effect to such creation or acquisition, the Borrower is in compliance with Section 7.13 (Additional Collateral and Guaranties), and such Subsidiary is either (i) a Wholly-Owned Subsidiary, or (ii) created in connection with an Investment permitted pursuant to clauses (h) and (i) of Section 8.3 (Investments).

                  SECTION 8.7 CHANGE IN NATURE OF BUSINESS

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof.

                  SECTION 8.8 TRANSACTIONS WITH AFFILIATES

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in an Affiliate of the Borrower that is not a Subsidiary of the Borrower; (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Borrower that is not a Subsidiary of the Borrower; (c) merge (other than the Merger) into or consolidate with or purchase or acquire assets from any Affiliate of the Borrower that is not a Subsidiary of the Borrower; (d) repay any Indebtedness to any Affiliate of the Borrower that is not a Subsidiary of the Borrower; or (e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Borrower that is not a Guarantor (including guaranties and assumptions of obligations of any such Affiliate), except for (i) transactions in the ordinary course of business on a basis no less favorable to the Borrower or such Guarantor as would be obtained in an arm's length transaction with a Person not an Affiliate, (ii) salaries and other director or employee compensation or benefits to officers or directors of the Borrower or any of its Subsidiaries commensurate with current compensation and benefits levels, and (iii) indemnities of officers, directors and employees of the Borrower and its Subsidiaries permitted by their respective organizational documents and by applicable law; provided, however, that the Borrower shall not be prohibited under this Section 8.8 from (x) making payments of up to $3,500,000 per Fiscal Year to TOI under the Management Services Agreement (or another similar agreement) or (y) performing its obligations under the Tax Allocation Agreement.

                  SECTION 8.9 RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS; NO NEW
                              NEGATIVE PLEDGE

                  Other than pursuant to the Loan Documents and any agreements governing any purchase money Indebtedness or Capital Lease Obligations permitted by clause (b), (d), (e), (k) or (l) of Section 8.1 (Indebtedness) (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby), the Borrower shall not, and shall not permit any of its Subsidiaries to, (a) except as set forth on Schedule 8.9, agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower or (b) enter into or suffer to exist or become effective any



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agreement prohibiting or limiting the ability of the Borrower or any Subsidiary of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement requiring any other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

                  SECTION 8.10 MODIFICATION OF CONSTITUENT DOCUMENTS

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments which do not materially affect the rights and privileges of the Borrower or any of its Subsidiaries, or the interests of the Administrative Agent, the Lenders and the Issuers under the Loan Documents or in the Collateral; provided, however, that the capital Stock of the Borrower may be reorganized to create a dual class structure as more fully described on Schedule 8.10.

                  SECTION 8.11 MODIFICATION OF RELATED DOCUMENTS

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of any Related Document other than the Notes and the Senior Note Indenture and the Subordinated Note Indenture (except for modifications that do not materially affect the rights and privileges of the Borrower or any of its Subsidiaries under such Related Document, and that do not, when taken as a whole, materially affect the interests of the Secured Parties under the Loan Documents or in the Collateral) or (b) permit any breach or default to exist under any Related Document or take or fail to take any action thereunder, if to do so could reasonably be expected to have a Material Adverse Effect.

                  SECTION 8.12 MODIFICATION OF OTHER INDEBTEDNESS AGREEMENTS

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, change or amend the terms of any Other Indebtedness or the Subordinated Note Indenture (or any indenture or agreement in connection therewith) if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Other Indebtedness or the Subordinated Notes in a manner materially adverse to the Borrower, any of its Subsidiaries, the Administrative Agent or any Lender, including, without limitation, any amendment the effect of which is to (a) materially increase the interest rate on such Other Indebtedness or the Subordinated Note Indenture, (b) materially accelerate the dates upon which payments of principal interest, fees or other annuity are due on such Other Indebtedness or the Subordinated Note Indenture, (c) materially change any material default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Other Indebtedness or the Subordinated Note Indenture, or (d) materially change the redemption or prepayment provisions of such Other Indebtedness or the Subordinated Note Indenture other than to extend the dates therefor or to reduce the premiums payable in connection therewith; provided; however with respect to the Notes, any change or acceleration described in (a) though (d) above shall automatically be deemed to be material; and provided, further, that nothing herein shall be deemed to restrict or limit the ability of the Borrower to incur Indebtedness pursuant to clauses (j) or (l) of Section 8.1 (Indebtedness).



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                  SECTION 8.13 ACCOUNTING CHANGES; FISCAL YEAR

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year.

                  SECTION 8.14 MARGIN REGULATIONS

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock.

                  SECTION 8.15 OPERATING LEASES; SALE/LEASEBACKS

                  (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease, unless that aggregate amount of all rents paid or accrued under all such operating leases shall not exceed $10,000,000 in any Fiscal Year.

                  (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction covering any property with an aggregate Fair Market Value in excess of $10,000,000.

                  SECTION 8.16 CANCELLATION, PREPAYMENT OF INDEBTEDNESS

                  (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, cancel any claim or Indebtedness owed to it except in the ordinary course of business consistent with past practice.

                  (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) prepay, redeem, purchase, repurchase or exchange, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness; provided, however, that the Borrower may (A) prepay the Obligations in accordance with the terms of this Agreement, (B) make regularly scheduled or otherwise required repayments or redemptions of Indebtedness permitted pursuant to Section 8.1 (Indebtedness), (C) prepay any other Indebtedness in order to incur Indebtedness permitted under Section 8.1(e) (Indebtedness), (D) prepay any Indebtedness payable to the Borrower by any of its Subsidiaries and (E) so long as no Event of Default has occurred and is continuing, prepay Indebtedness in an aggregate amount not to exceed $10,000,000 together with all such prepayments pursuant to this clause (E), or (ii) amend, modify or change in any manner that is material in the aggregate with all other such amendments, modifications and changes any terms or conditions of any Indebtedness other than as (x) permitted under Section 8.1(e) (Indebtedness) and (y) not prohibited under Section 8.12 (Modification of Other Indebtedness Agreements).

                  SECTION 8.17 NO SPECULATIVE TRANSACTIONS

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts except as required by Section 7.14 (Interest Rate Contracts) or for the sole purpose of hedging in the normal course of business and consistent with industry practices.



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                  SECTION 8.18 COMPLIANCE WITH ERISA

                  The Borrower shall not cause or permit to occur, and shall not permit any of its Subsidiaries to cause or permit to occur, or cause or permit any ERISA Affiliate to cause or permit to occur (a) an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (b) an ERISA Event that would have a Material Adverse Effect.

                  SECTION 8.19 ENVIRONMENTAL

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, allow a Release of any Contaminant in violation of any Environmental Law; provided, however, that the Borrower shall not be deemed in violation of this Section 8.19 (Environmental) if, as the consequence of all such Releases, such Loan Party would not incur Environmental Liabilities and Costs in excess of $15,000,000 in the aggregate.

                  SECTION 8.20 ACQUISITIONS OF UNENTITLED LAND PROHIBITED

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, acquire or purchase any Unentitled Land.

                  SECTION 8.21 HIGH-RISE CONSTRUCTION PROHIBITED

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any development of a residential building having more than six (6) stories.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

                  SECTION 9.1 EVENTS OF DEFAULT

                  Each of the following events shall be an Event of Default:

                  (a) the Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same becomes due and payable; or

                  (b) the Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above) and such non-payment continues for a period of three Business Days after the due date therefor;

                  (c) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

                  (d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Article V, Section 6.1 (Financial Statements), Section 6.2 (Default Notices), Section 7.1 (Preservation of Corporate Existence, Etc.), Section 7.6 (Maintenance of



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Contractual Obligations), Section 7.11 (Application of Proceeds), Section 7.12
(Environmental), Section 7.13 (Additional Collateral and Guaranties), or Section
7.15 (Real Property), Article VIII, or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

                  (e) (i) the Borrower or any of the Guarantors shall fail to make any payment on any Indebtedness (other than the Obligations) of the Borrower or any such Guarantor or any Guaranty Obligation in respect of Indebtedness of any other Person, and in each such case, such failure relates to Indebtedness having a principal amount of $2,500,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any Indebtedness of the Borrower or any of the Guarantors having a principal amount of $2,500,000 or more, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any Indebtedness of the Borrower and any of the Guarantors having a principal amount of $2,500,000 or more shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (f) (i) the Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, in the case of any such proceedings instituted against the Borrower or any of its Subsidiaries (but not instituted by the Borrower or any of its Subsidiaries), either such proceedings shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceedings shall occur, or (iii) the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in clauses (i) and (ii) of this subsection (f); or

                  (g) one or more judgments or orders (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $2,500,000 in the case of a money judgment, to the extent not covered by insurance, or that could reasonably be expected to have a Material Adverse Effect, in the case of a non-monetary judgment, shall be rendered against one or more of the Borrower and its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) an ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom that are or are reasonably likely to be imposed on the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate, whether or not assessed, exceeds $1,000,000 in the aggregate;



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

                  (i) any material provision of any Collateral Document or any Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding, or enforceable against, on any Loan Party thereto, or any Loan Party shall so state in writing; or

                  (j) any Collateral Document shall for any reason cease to create a valid Lien on any of the Collateral purported to be covered thereby or except as permitted by the Loan Documents, such Lien shall cease to be a perfected and first priority Lien or any Loan Party shall so state in writing; or

                  (k) there shall occur any Change of Control; or

                  (l) there shall occur a Material Adverse Change or any event or circumstances which would have a Material Adverse Effect; or

                  (m) one or more of the Borrower and its Subsidiaries shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of the Borrower and its Subsidiaries based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Borrower and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $15,000,000 in the aggregate; or

                  (n) TOI shall engage in any business or activity other than holding (i) the capital stock of the Borrower and Technical Olympic Nevada, Inc., a Nevada corporation, and (ii) a 1% general partnership interest in Techolym, L.P., a Texas limited partnership.

                  SECTION 9.2 REMEDIES

                  During the continuance of any Event of Default, the Administrative Agent (a) may, and shall at the request of the Requisite Lenders shall, by notice to the Borrower declare that all or any portion of the Revolving Credit Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to Issue any Letter of Credit shall immediately terminate, and/or (b) may and shall at the request of the Requisite Lenders shall, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall immediately become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Events of Default specified in Section 9.1(f) (Events of Default), the Revolving Credit Commitments of each Lender to make Loans and the commitments of each Lender and Issuer to Issue or participate in Letters of Credit shall each automatically be terminated and the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.



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                  SECTION 9.3 ACTIONS IN RESPECT OF LETTERS OF CREDIT

                  At any time after the Revolving Credit Termination Date when the funds in a Cash Collateral Account shall be less than the Letter of Credit Obligations, the Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office referred to in Section 11.8 (Notices, Etc.), for deposit in a Cash Collateral Account, an amount equal to 105% of the sum of all outstanding Letter of Credit Obligations. Amounts held in such Cash Collateral Account shall be applied by the Administrative Agent to the payment of Reimbursement Obligations, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied in accordance with clause (f) of Section 2.13 (Payments and Computations). The Administrative Agent shall promptly give notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

                  SECTION 9.4 RESCISSION

                  If at any time after termination of the Revolving Credit Commitments and/or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.1 (Amendments, Waivers, Etc.), then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Revolving Credit Commitments and/or the acceleration and their consequences may be rescinded and annulled; but provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision that may be made at the election of the Requisite Lenders; and such provisions are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

                  SECTION 10.1 AUTHORIZATION AND ACTION

                  (a) Each Lender and each Issuer hereby appoints CNAI as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents pursuant to which the Administrative Agent is acting as agent for the Lenders, Issuers and the other Secured Parties.



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

                  (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

                  (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. The Administrative Agent may perform any of its duties under any Loan Document by or through its agents or employees.

                  SECTION 10.2 ADMINISTRATIVE AGENT'S RELIANCE, ETC.

                  None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Revolving Credit Note as its holder until such Revolving Credit Note has been assigned in accordance with Section 11.2 (Assignments and Participations), (b) may rely on the Register to the extent set forth in Section 11.2(c), (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document, (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any terms, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default; (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.



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

                  SECTION 10.3 THE ADMINISTRATIVE AGENT INDIVIDUALLY

                  With respect to its Ratable Portion, CNAI shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders", "Lenders", and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, the Administrative Agent in its individual capacity as a Lender or as one of the Requisite Lenders. CNAI and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if CNAI were not acting as the Administrative Agent.

                  SECTION 10.4 LENDER CREDIT DECISION

                  Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

                  SECTION 10.5 INDEMNIFICATION

                  Each Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including reasonable fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable to the Administrative Agent and any of its Affiliates, and any of their respective directors, officers, employees, agents and advisors for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Administrative Agent's, Affiliates', directors', officers', employees', agents' or advisors' gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party. The indemnification provided for above shall apply, mutatis mutandis, to any Lender in its capacity as a sub-agent of the Administrative Agent pursuant to Section
10.7 (Concerning the Collateral and the Collateral Documents).



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                  SECTION 10.6 SUCCESSOR ADMINISTRATIVE AGENT

                  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article X as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. Anything herein to the contrary notwithstanding, the Administrative Agent shall resign if at any time the Administrative Agent is not a Lender having a Revolving Credit Commitment of at least $10,000,000 (or such ratably lesser amount if the Revolving Credit Commitments have been reduced in accordance with this Agreement).

                  SECTION 10.7 CONCERNING THE COLLATERAL AND THE COLLATERAL
                               DOCUMENTS

                  (a) Each Lender and each Issuer agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion of the Lenders) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, Issuers and other Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to
(i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents; (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries; (iii) act as collateral agent for the Lenders, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to the Borrower's and its Subsidiaries' respective Deposit Accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuer; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral



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Documents; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                  (b) Each of the Lenders and the Issuers hereby directs, in accordance with the terms hereof, the Administrative Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by the Administrative Agent for the benefit of the Lenders and the Issuers against any of the following:

                           (i) all of the Collateral, upon termination of the Revolving Credit Commitments and payment and satisfaction in full of all Loans, Reimbursement Obligations and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case on terms satisfactory to the Administrative Agent and the applicable Issuers); and

                           (ii) any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement) or, if not pursuant to such sale or disposition, if such release is consented to by all the Lenders required to consent thereto pursuant to clause (a)(viii) of
         Section 11.1 (Amendments, Waivers, Etc.).

Each of the Lenders and the Issuers hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.7 (Concerning the Collateral and the Collateral Documents) promptly upon the effectiveness of any such release.

                  SECTION 10.8 COLLATERAL MATTERS RELATING TO RELATED
                               OBLIGATIONS

                  The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation arising under any Hedging Contract relating to a Loan Document or that is otherwise owed to Persons other than the Administrative Agent, the Lenders and the Issuers (collectively, "Related Obligations") solely on the condition and understanding, as among the Administrative Agent and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agent is otherwise acting solely as agent for the Lenders and the Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent and the Requisite Lenders, each of



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whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Revolving Credit Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except the Administrative Agent, the Lenders and the Issuers, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (e) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right except as expressly provided in Section 11.6 (Right of Set-off).

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.1 AMENDMENTS, WAIVERS, ETC.

                  (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and, in the case of any amendment, by the Borrower, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender affected thereby, in addition to the Requisite Lenders, do any of the following:

                           (i) waive any condition specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit) or
         Section 3.2(b) or (c) (Conditions Precedent to Each Loan and Letter of Credit) (it being understood that the making of any Loan during the continuance of an Event of Default under Section 9.1(a) or (b) (Events of Default) affects each Lender), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders;

                           (ii) increase the Revolving Credit Commitment of such Lender or subject such Lender to any additional obligation; provided, however, that, except as provided in Section 2.19 (Facility Increase), any such increase in the Revolving Credit Commitment shall require the consent of all Lenders;

                           (iii) extend the scheduled final maturity of any Loan owing to such Lender, or waive (including any waiver of the maturity of the Loans held by any Non-Extending Lender), reduce or postpone any scheduled date fixed for the payment or reduction of principal of any such Loan (it being understood that Section 2.9 (Mandatory Prepayments)) does not provide for scheduled dates fixed for payment) or for the reduction of such Lender's Revolving Credit Commitment;

                           (iv) reduce the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof);



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                           (v) reduce the rate of interest on any Loan or
         Reimbursement Obligations outstanding to such Lender or any fee payable hereunder to such Lender;

                           (vi) postpone any scheduled date fixed for payment of such interest or fees owing to such Lender;

                           (vii) change the aggregate Ratable Portions of Lenders required for any or all Lenders to take any action hereunder;

                           (viii) increase the Advance Rate in respect of any Borrowing Base Asset or add any new category of Borrowing Base Asset to the Borrowing Base or change or modify the definition of any category of Borrowing Base Assets (other than to make any change the effect of which is to make a ministerial clarification of such definition);

                           (ix) release a material amount of the Collateral except as provided in Section 10.7(b) or release the Borrower from its payment obligation to such Lender under this Agreement or the Revolving Credit Notes owing to such Lender (if any) or release any Guarantor from its obligations under the Guaranty except in connection with sale or other disposition of a Guarantor (or all or substantially all of the assets thereof) permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); or

                           (x) amend Section 10.7(b), this Section 11.1
         (Amendments, Waivers, Etc.) or either definition of the terms "Requisite Lenders" or "Ratable Portion";

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

                  (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (c) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.1 (Amendments, Waivers, Etc.) being referred to as a "Non-Consenting Lender"), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower's request, each other Lender shall have a right to purchase its pro rata share of such Non-Consenting Lender's Revolving Credit Commitment and Revolving Credit Outstandings, and if such Lenders do not purchase all of such Non-Consenting Lender's Revolving Credit Commitment or Revolving Credit Outstandings, an Eligible Assignee acceptable to the Administrative Agent shall have the right with the Administrative Agent's consent and in the Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-



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Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the
Administrative Agent's request, sell and assign to the Lender acting as the Administrative Agent or such Eligible Assignee, all of the Revolving Credit Commitments, and Revolving Credit Outstandings of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and fees with respect thereto and all other amounts through the date of sale, provided, however, that such purchase and sale shall not be effective until the Administrative Agent shall have received from such Eligible Assignee an agreement in form and substance satisfactory to the Administrative Agent and the Borrower whereby such Eligible Assignee shall agree to be bound by the terms hereof. Each Lender agrees that, if it becomes a Non-Consenting Lender, it shall execute and deliver to the Administrative Agent an Assignment an Acceptance to evidence such sale and purchase and shall deliver to the Administrative Agent any Revolving Credit Note (if the assigning Lender's Loans are evidenced by a Revolving Credit Note) subject to such Assignment and Acceptance; provided, however, that the failure of any Non-Consenting Lender to execute an Assignment and Acceptance shall not render such sale and purchase
(and the corresponding assignment) invalid.

                  SECTION 11.2 ASSIGNMENTS AND PARTICIPATIONS

                  (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans, the Swing Loans and the Letters of Credit); provided, however, that (i) if any such assignment shall be of the assigning Lender's Revolving Credit Outstandings and Revolving Credit Commitments, such assignment shall cover the same percentage of such Lender's Revolving Credit Outstandings and Revolving Credit Commitments, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the Borrower and the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender, and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld or delayed); and provided, further, that, notwithstanding any other provision of this Section 11.2 (Assignments and Participations), the consent of the Borrower shall not be required for any assignment occurring when any Event of Default shall have occurred and be continuing.

                  (b) The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Revolving Credit Note (if the assigning Lender's Loans are evidenced by a Revolving Credit Note) subject to such assignment. In addition, any Lender or Eligible Assignee assuming a Revolving Credit Commitment in connection with a Facility Increase shall execute an Assumption Agreement in accordance with Section 2.19 (Facility Increase). Upon such execution, delivery, acceptance and recording of any Assignment and Acceptance or Assumption Agreement, as the case may be, and, other than in respect of assignment made pursuant to Section 2.17 (Substitution of Lenders) and Section 11.1(c), the receipt by the Administrative Agent from the assignee of an assignment/assumption fee in the amount of $3,500, then from and after the effective date specified in such Assignment and Acceptance or Assumption Agreement, as the case may be, (i) the assignee thereunder shall become a party hereto and, to the extent that rights



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

and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance or assumed by such assuming party pursuant to such Assumption Agreement, have the rights and obligations of a Lender, and, in the case of an assignment, if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the assignor under an Assignment and Acceptance shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

                  (c) The Administrative Agent shall maintain at its address referred to in Section 11.8 (Notices, Etc.) a copy of each Assignment and Acceptance and each Assumption Agreement delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Revolving Credit Commitments of and principal amount of the Loans and Letter of Credit Obligations owing to each Lender from time to time (the "Register"). Any assignment pursuant to this Section 11.2 (Assignments and Participations) shall not be effective until such assignment is recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Notwithstanding anything to the contrary contained in clause (b) above, the Loans (including the Revolving Credit Notes evidencing such Loans) are registered obligations and the right, title, and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register. A Revolving Credit Note shall only evidence the Lender's or an assignee's right, title and interest in and to the related Loan, and in no event is any such Revolving Credit Note to be considered a bearer instrument or obligation. This Section 11.2 (Assignments and Participations) shall be construed so that the Loans are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code or such regulations. Solely for purposes of this and for tax purposes only, the Administrative Agent shall act as the Borrower's agent for purposes of maintaining such notations of transfer in the Register.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee or an Assumption Agreement executed by the Borrower and a Lender or an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance or Assumption Agreement has been completed, (i) accept such Assignment and Acceptance or Assumption Agreement,
(ii) record the information contained therein in the Register and (iii) in the case of an Assignment and Acceptance, give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent, new Revolving Credit Notes to the order of such assignee in an amount equal to the Revolving Credit Commitments assumed by it pursuant to such Assignment and Acceptance or Assumption Agreement and, if the assigning Lender, in the case of an Assignment and Acceptance, has surrendered any Revolving Credit Note for exchange in connection with the assignment and has



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

retained Revolving Credit Commitments hereunder, new Revolving Credit Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitments retained by it hereunder. Such new Revolving Credit Notes shall be dated the same date as the surrendered Revolving Credit Notes and be in substantially the form of Exhibit C (Form of Revolving Credit Note).

                  (f) In addition to the other assignment rights provided in this Section 11.2 (Assignments and Participations), each Lender may assign, as collateral or otherwise, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (x) any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board without notice to or consent of the Borrower or (y) in the case of any Lender that is a Fund, any holders of obligations owed or Securities issued by such Lender as security for such obligations or Securities or any trustee for, or other representative of, such holders, and this Section shall not apply to any such pledge or assignment of a security interest; provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (g) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Revolving Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.7(b). In the event of the sale of any participation by any Lender, (w) such Lender's obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement, and (z) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Section 2.15 (Capital Adequacy) and Section
2.16 (Taxes) and of Section 2.14(d) (Illegality) as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make under Section 2.15 (Capital Adequacy), or Section 2.16 (Taxes) or Section 2.14(d) (Illegality) to the participant in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

                  (h) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrower, the Administrative Agent, such Issuer and such Eligible Assignee. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 11.2 (Assignments and Participations), then, as of the effective date of such cessation, such Issuer's obligations to



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Issue Letters of Credit pursuant to Section 2.4 (Letters of Credit) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

                  SECTION 11.3 COSTS AND EXPENSES

                  (a) The Borrower agrees upon demand to pay, or reimburse the Administrative Agent for, all of the Administrative Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, after receipt of invoice documentation, the reasonable fees, expenses and disbursements of the Administrative Agent's counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and agents) incurred by the Administrative Agent in connection with any of the following: (i) the Administrative Agent's audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any conditions set forth in Article III) (Conditions To Loans And Letters Of Credit)), any Loan Document or any proposal letter or commitment letter issued in connection therewith or the making of the Loans hereunder,
(iii) the creation, perfection or protection of the Liens under any Loan Document (including any reasonable fees, and disbursements and expenses for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities hereunder and under the other Loan Documents, (v) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, the Related Documents, this Agreement or any other Loan Document, (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, the Acquisition, the Related Documents, this Agreement or any other Loan Documents or (viii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation, and execution of the same.

                  (b) The Borrower further agrees to pay or reimburse the Administrative Agent and each of the Lenders and Issuers upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, such Lenders or Issuers in connection with any of the following: (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding,
(iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrower's Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document or Related Document or



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(iv) in taking any other action in or with respect to any suit or proceeding
(bankruptcy or otherwise) described in clause (i), (ii) or (iii) above.

                  SECTION 11.4 INDEMNITIES

                  (a) The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Arranger, each Lender and each of their respective Affiliates, and each of the directors, officers, employees, agents, representative, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions To Loans And Letters Of Credit) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, the Disclosure Document, any Related Documents, the Notes or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation under this
Section 11.4 (Indemnities) to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, Indemnified Matters include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning any Borrower or any of its Subsidiaries; (iii) any costs or liabilities incurred in connection with any Environmental Lien and (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (49 U.S.C. 9601 et seq.) and applicable state property transfer laws, whether, with respect to any of such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent (x) incurred following foreclosure by the Administrative Agent, any Lender or any Issuer, or the Administrative Agent, any Lender or any Issuer having become the successor in interest to the Borrower or any of its Subsidiaries, and (y) attributable solely to acts of the Administrative Agent, such Lender or such Issuer or any agent on behalf of the Administrative Agent, such lender or such Issuer. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.4 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors,



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securityholders or creditors, an Indemnitee or any other person, or an
Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

                  (b) The Borrower shall indemnify the Administrative Agent, the Lenders and each Issuer for, and hold the Administrative Agent, the Lenders and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

                  (c) The Borrower, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

                  (d) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.4 (Indemnities)) or any other Loan Document shall
(i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document.

                  SECTION 11.5 LIMITATION OF LIABILITY

                  The Borrower agrees that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents and Related Documents, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings)) determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct. The Borrower hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  SECTION 11.6 RIGHT OF SET-OFF

                  Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any



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demand under this Agreement or any other Loan Document and even though such
Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
Section 11.6 (Right of Set-off) are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

                  SECTION 11.7 SHARING OF PAYMENTS, ETC.

                  (a) If any Lender obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 11.3 (Costs and Expenses) or Section 11.4 (Indemnities) (other than payments pursuant to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), Section 2.15 (Capital Adequacy) or Section 2.16 (Taxes) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

                  (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.

                  (c) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.7 (Sharing of Payments, Etc.) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 11.8 NOTICES, ETC.

                  All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

                  (a) if to the Borrower:

                           TECHNICAL OLYMPIC USA, INC.
                           4000 Hollywood Boulevard
                           Suite 500 N.
                           Hollywood, FL  33021
                           Attention: Tommy McAden, Chief Financial Officer Telecopy no: (954) 364-4010
                           E-Mail Address: tmcaden@tousa.com



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

                  with a copy to:

                           TECHNICAL OLYMPIC USA, INC.
                           1200 Soldiers Field Drive
                           Suite 200
                           Sugar Land, Texas 77479
                           Attention:  Holly Hubenak, General Counsel
                           Telecopy no:  (281) 243-0116
                           E-Mail Address: hhubenak@tousa.com

                  (b) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the signature page of any applicable Assignment and Acceptance;

                  (c) if to any Issuer, at the address set forth under its name on Schedule II (Applicable Lending Offices and Addresses for Notices); and

                  (d) if to the Administrative Agent or the Swing Loan Lender:

                           CITICORP NORTH AMERICA, INC.
                           390 Greenwich Street
                           New York, New York 10013
                           Attention:  David Bouton
                           Telecopy no:  (212) 723-8380
                           E-Mail Address:  david.bouton@ssmb.com

                           with a copy to:

                           WEIL, GOTSHAL & MANGES LLP
                           767 Fifth Avenue,
                           New York, New York  10153-0119
                           Attention:  Daniel S. Dokos, Esq.
                           Telecopy no:  (212) 310-8007
                           E-Mail Address:  daniel.dokos@weil.com

or at such other address as shall be notified in writing (i) in the case of the Borrower, the Administrative Agent and the Swing Loan Lender to the other parties and (y) in the case of all other parties, to the Borrower and the Administrative Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device or through the Internet); provided, however, that notices and communications to the Administrative Agent pursuant to Article II (The Facility) or X (The Administrative Agent) shall not be effective until received by the Administrative Agent.

                  SECTION 11.9 NO WAIVER; REMEDIES

                  No failure on the part of any Lender, Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof



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or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 11.10 BINDING EFFECT

                  This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender and Issuer that such Lender or Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and Issuer and, in each case, their respective successors and assigns, provided, however, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 11.11 GOVERNING LAW

                  This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  SECTION 11.12 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS

                  (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York sitting in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (b) The Borrower irrevocably consents to the service of any and all process in such action or proceeding arising out of or in connection with this Agreement or any Loan Document by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or the Borrower at its address specified in Section 11.8 (Notices, Etc.). The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (c) Nothing contained in this Section 11.12 (Submission to Jurisdiction; Service of Process) shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

                  (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.



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                  SECTION 11.13 WAIVER OF JURY TRIAL

                  EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                  SECTION 11.14 MARSHALING; PAYMENTS SET ASIDE

                  None of the Administrative Agent, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent, the Lenders or the Issuers or any such Person receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  SECTION 11.15 SECTION TITLES

                  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

                  SECTION 11.16 EXECUTION IN COUNTERPARTS

                  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent.

                  SECTION 11.17 ENTIRE AGREEMENT

                  This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of



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the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

                  SECTION 11.18 CONFIDENTIALITY

                  Each Lender and the Administrative Agent agree to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or the Administrative Agent's, as the case may be, customary practices and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's or the Administrative Agent's, as the case may be, directors, officers, employees, attorneys, advisors, representatives and agents that are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Borrower,
(c) to the extent disclosure is required by law, regulation or judicial order or other legal process or requested or required by bank regulators, governmental agencies or auditors, (d) to current or prospective assignees and participants, in each case to the extent such assignees, participants or grantees agree to be bound by the provisions of this Section 11.18 (Confidentiality) or (e) in connection with any action to enforce this Agreement or any other Loan Document.





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                                                                CREDIT AGREEMENT
                                                     TECHNICAL OLYMPIC USA, INC.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                        TECHNICAL Olympic USA, INC.
                                            as Borrower



                                        By: /s/ Tommy McAden
                                            ------------------------------------
                                            Name:  Tommy McAden
                                            Title: Vice President-Finance
                                                   and Administration and
                                                   Chief Financial Officer



                                        CITICORP NORTH AMERICA, INC.
                                            as Administrative Agent



                                        By: /s/ David Bouton
                                            ------------------------------------
                                            Name:  David Bouton
                                            Title: Vice President



                                        CITIBANK, N.A.
                                            as Issuer



                                        By: /s/ David Bouton
                                            ------------------------------------
                                            Name:  David Bouton
                                            Title: Vice President



                                        FLEET NATIONAL BANK
                                            as Documentation Agent



                                        By: /s/  Andrew D. Stickney
                                            ------------------------------------
                                            Name:  Andrew D. Stickney
                                            Title: Vice President



                                        Lenders


                                        CITICORP USA, INC.


                                        By: /s/ David Bouton
                                            ------------------------------------
                                            Name:  David Bouton
                                            Title: Vice President




               Technical Olympic Credit Agreement Signature Pages

                                                                CREDIT AGREEMENT
                                                     TECHNICAL OLYMPIC USA, INC.



                                        WASHINGTON MUTUAL BANK, FA


                                        By: /s/ Kris W. Klinger
                                            ------------------------------------
                                            Name:  Kris W. Klinger
                                            Title: Vice President



                                        FLEET NATIONAL BANK


                                        By: /s/ Andrew D. Stickney
                                            ------------------------------------
                                            Name:  Andrew D. Stickney
                                            Title: Vice President



                                        GUARANTY BANK, A FEDERAL SAVINGS BANK


                                        By: /s/ Amy Satsky
                                            ------------------------------------
                                            Name:  Amy Satsky
                                            Title: Vice President



                                        COMERICA BANK


                                        By: /s/ Charles L. Weddell
                                            ------------------------------------
                                            Name:  Charles L. Weddell
                                            Title: Vice President



                                        CREDIT LYONNAIS NEW YORK BRANCH


                                        By: /s/ Attila Koc
                                            ------------------------------------
                                            Name:  Attila Koc
                                            Title: Senior Vice President



                                        DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH


                                        By: /s/ Steve Lapham
                                            ------------------------------------
                                            Name:  Steve Lapham
                                            Title: Director



                                        OHIO SAVINGS BANK


                                        By: /s/ Ralph C. Kirk
                                            ------------------------------------
                                            Name:  Ralph C. Kirk
                                            Title: Vice President



               Technical Olympic Credit Agreement Signature Pages

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